Pricing Supplement As Amended on May 12, 2008
(To the Prospectus dated January 5, 2007; Prospectus
Supplement dated February 28, 2007; and Product Prospectus
Supplement dated February 28, 2008)


================================================================================


[RBC LOGO]                               $34,943,000
                                Reverse Convertible Notes, each
                 Linked to the Common Stock of a Single Reference Stock Issuer


================================================================================

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus dated January 5, 2007, the product prospectus supplement dated February 28, 2008 and the prospectus supplement dated February 28, 2007.

General:                         This pricing supplement relates to forty-one
                                 (41) separate Reverse Convertible Notes
                                 ("RevCons") offerings. Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. All of the Notes offered hereby are collectively referred to as the "Notes". Some of the Notes have a duration of three months ("Three Month Notes"), some of six months ("Six Month Notes") and some of twelve months ("Twelve Month Notes"). The duration for each Note is indicated below. If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes. The Notes offered hereby do not represent Notes linked to a basket of some or all of the Reference Stocks.

Issuer:                          Royal Bank of Canada ("Royal Bank")

Issue:                           Senior Medium-Term Notes, Series C

Pricing Date:                    April 25, 2008

Issuance Date:                   April 30, 2008

Denominations:                   Minimum denomination of $1,000, and integral
                                 multiples of $1,000 thereafter.

Deposit Currency                 U.S. Dollars

Coupon Payment:                  Each coupon will be paid in equal monthly
                                 payments. (30/360)

  Coupon Payment Date (s):       The coupon will be paid on the last business
                                 day of each month during the term of the note except for the final coupon, which will be paid on the Maturity Date.

Three Month Notes:

              Valuation Date:    July 28, 2008

               Maturity Date:    July 31, 2008

Six Month Notes:

              Valuation Date:    October 28, 2008

               Maturity Date:    October 31, 2008

Twelve Month Notes:

              Valuation Date:    April 27, 2009

               Maturity Date:    April 30, 2009

Reference Stock:

No.   Principal   Reference Stock                     Ticker  Coupon    Strike   Barrier     Term      Monitoring Method     CUSIP
---   ---------   ---------------                     ------  ------    ------   -------     ----      -----------------     -----
        Amount                                                 Rate     Price     Price
        ------                                                 ----     -----     -----

699   $1,118,000  Apple Inc.                          AAPL    13.50%    $169.73  $127.30   3 month   Close of Trading Day  78008E7E1

700    $36,000    Banco Bradesco S.A.                 BBD     18.15%     $22.14   $17.71   3 month   Close of Trading Day  78008E7F8

701    $160,000   Bucyrus International, Inc.         BUCY    19.25%    $127.83   $95.87   3 month   Close of Trading Day  78008E7G6

702    $72,000    Companhia Siderurgica Nacional S.A. SID     16.40%     $42.75   $29.93   3 month   Close of Trading Day  78008E7H4

703    $553,000   Companhia Vale do Rio Doce          RIO     18.05%     $37.92   $30.34   3 month   Close of Trading Day  78008E7J0


704   $7,058,000  General Motors Corporation          GM      23.40%     $21.38   $12.83   3 month   Close of Trading Day  78008E7L5


705    $20,000    Gerdau S.A.                         GGB     17.25%     $37.13   $29.70   3 month   Close of Trading Day  78008E7M3

706    $548,000   J.C. Penny Company, Inc.            JCP     20.20%     $43.20   $32.40   3 month   Close of Trading Day  78008GAA0

707    $151,000   Netflix Inc.                        NFLX    35.20%     $33.96   $27.17   3 month   Close of Trading Day  78008GAB8

708    $100,000   Oriental Financial Group Inc.       OFG     25.90%     $19.47   $15.58   3 month   Close of Trading Day  78008GAC6

709    $687,000   Petroleo Brasileiro S.A.            PBR     17.30%    $123.33   $98.66   3 month   Close of Trading Day  78008GAD4

710    $737,000   Potash Corporation of Saskatchewan
                  Inc.                                POT     17.35%    $207.08  $144.96   3 month   Close of Trading Day  78008GAE2

711   $1,678,000  Research In Motion Limited          RIMM    19.10%    $120.04   $84.03   3 month   Close of Trading Day  78008GAF9

712    $392,000   Target Corporation                  TGT     13.50%     $53.98   $40.49   3 month   Close of Trading Day  78008GAG7

713    $201,000   Tesoro Corporation                  TSO     12.75%     $26.43   $17.18   3 month   Close of Trading Day  78008GAH5

714    $730,000   The Mosaic Company                  MOS     27.15%    $131.30   $91.91   3 month   Close of Trading Day  78008GAJ1

715    $456,000   Valero Energy Corporation           VLO     11.75%     $51.85   $38.89   3 month   Close of Trading Day  78008GAK8

716    $171,000   Blue Coast Systems, Inc.            BCSI    27.15%     $22.10   $15.47   3 month   Close of Trading Day  78008GAL6

717    $188,000   Trina Solar Limited                 TSL     39.10%     $41.96   $33.57   3 month   Close of Trading Day  78008GAM4

718   $1,115,000  Apple Inc.                          AAPL    14.00%    $169.73  $118.81   6 month   Close of Trading Day  78008GAN2

719   $1,797,000  Bank of America Corporation         BAC     14.00%     $38.30   $26.81   6 month   Close of Trading Day  78008GAP7

720    $278,000   CNH Global N.V.                     CNH     17.00%     $46.59   $32.61   6 month   Close of Trading Day  78008GAQ5

721    $984,000   Diana Shipping Inc.                 DSX     16.00%     $30.84   $18.50   6 month   Close of Trading Day  78008GAR3

722   $3,654,000  General Motors Corporation          GM      21.00%     $21.38   $10.69   6 month   Close of Trading Day  78008GAS1

723    $315,000   Goldcorp, Inc.                      GG      13.40%     $36.59   $25.61   6 month   Close of Trading Day  78008GAT9

724   $1,109,000  JP Morgan Chase & Co.               JPM     11.90%     $47.79   $33.45   6 month   Close of Trading Day  78008GAU6

725    $161,000   Lehman Brothers Holdings Inc.       LEH     21.00%     $46.87   $28.12   6 month   Close of Trading Day  78008GAV4

726    $223,000   Peabody Energy  Corporation         BTU     17.00%     $64.01   $44.81   6 month   Close of Trading Day  78008GAW2

727    $86,000    Rowan Companies, Inc.               RDC     12.00%     $40.49   $28.34   6 month   Close of Trading Day  78008GAX0

728    $311,000   Suncor Energy, Inc.                 SU      8.70%     $115.13   $80.59   6 month   Close of Trading Day  78008GAY8

729    $305,000   Target Corporation                  TGT     12.00%     $53.98   $37.79   6 month   Close of Trading Day  78008GAZ5

730    $443,000   Tyson Foods, Inc.                   TSN     10.50%     $18.15   $13.61   6 month   Close of Trading Day  78008GBA9

731    $74,000    Warner Music Group Corp.            WMG     21.40%      $8.38    $5.03   6 month   Close of Trading Day  78008GBB7

732    $658,000   Wells Fargo & Company               WFC     14.00%     $30.59   $21.41   6 month   Close of Trading Day  78008GBC5

733    $467,000   Citigroup Inc.                      C       14.25%     $26.60   $15.96  12 month   Close of Trading Day  78008GBD3

734    $149,000   Monsanto Company                    MON     14.75%    $125.48  $100.38  12 month   Close of Trading Day  78008GBE1

735    $600,000   Cisco Systems, Inc.                 CSCO    9.76%      $25.60   $20.48   6 month   Close of Trading Day  78008GBF8

736    $460,000   PACCAR Inc.                         PCAR    9.83%      $46.74   $32.72  12 month   Close of Trading Day  78008GBG6

737    $700,000   KeyCorp                             KEY     11.44%     $24.34   $17.04  12 month   Close of Trading Day  78008GBH4

739   $4,441,000  Research in Motion Limited          RIMM    20.00%   $120.04    $84.03   3 month   Close of Trading Day  78008GBR2

741   $1,557,000  Goldcorp, Inc.                      GG      16.50%    $36.59    $25.61   6 month   Close of Trading Day  78008GBT8

Term:                            As set forth above

Initial Share Price:             The price of the Reference Stock on the Pricing
                                 Date.

Final Share Price:               The price of the Reference Stock on the
                                 Valuation Date.

Payment at Maturity (if held to  For each $1,000 principal amount of the Notes,
maturity):                       the investor will receive $1,000 plus any
                                 accrued and unpaid interest at maturity unless:

                                 (i) the Final Stock Price is less than the
                                     Initial Stock Price; and

                                 (ii) (a) for notes subject to Intra-Day
                                       Monitoring, at any time during the
                                       Monitoring Period, the trading price of
                                       the Reference Stock is less than the
                                       Barrier Price, or

                                       (b) for notes subject to Close of Trading
                                       Day Monitoring, on any day during the
                                       Monitoring Period, the closing price of
                                       the Reference Stock is less than the
                                       Barrier Price.

                                 If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value thereof. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

                                 Investors in these Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Monitoring Period:               From and excluding the Pricing Date to and
                                 including the Valuation Date

Monitoring Method:               As set forth above

Physical Delivery Amount:        For each $1,000 principal amount, a number of
                                 shares of the Reference Stock equal to the principal amount divided by the Initial Share
                                 Price. If this number is not a round number then the number of shares of the Reference
                                 Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Secondary                        Market: RBC Capital Markets Corporation
                                 (or one of its affiliates), though not
                                 obligated to do so, plans to maintain a
                                 secondary market in the Notes after the
                                 Issuance Date. The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:               The Bank of New York

Listing:                         None

Settlement:                      DTC global notes

Terms Incorporated In the        All of the terms appearing above the item
Master Note                      captioned "Secondary Market" on the cover page
                                 of this pricing supplement and the terms appearing under the caption "Specific Terms of the Reverse Convertible Notes" in the product supplement with respect to reverse convertible notes dated February 28, 2008.

Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated February 28, 2008 and "Selected Risk Considerations" in this pricing supplement.

 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Notes or passed upon the accuracy of this pricing supplement or the accompanying prospectus and prospectus supplement. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Notes. In addition, RBC Capital Markets Corporation or another of our affiliates may use this pricing supplement in market-making transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The price to purchasers of three (3) month notes who maintain accounts with participating dealers in which only asset-based fees are charged is 98.75% and the concession paid to such dealers is 0.375%. The price to purchasers of six
(6) month notes who maintain accounts with participating dealers in which only asset-based fees are charged is 98.50% and the concession paid to such dealers is 0.375%. The price to purchasers of twelve (12) month notes who maintain accounts with participating dealers in which only asset-based fees are charged is 98.00% and the concession paid to such dealers is 0.50%. The price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you will experience an immediate and substantial decline in the value of your notes on the issue date.


The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.



                                                                                           Proceeds to Royal Bank of
                                    Price to Public              Agent's Commission                 Canada
                                    ---------------              ------------------                 ------
RevCon#699                                100%                         1.500%                       98.500%
                                       $1,118,000                    $16,770.00                  $1,101,230.00

RevCon#700                                100%                         1.250%                       98.750%
                                        $36,000                       $450.00                     $35,550.00

RevCon#701                                100%                         1.500%                       98.500%
                                        $160,000                     $2,400.00                    $157,600.00

RevCon#702                                100%                         1.250%                       98.750%
                                        $72,000                       $900.00                     $71,100.00

RevCon#703                                100%                         1.500%                       98.500%
                                        $553,000                     $8,295.00                    $544,705.00


RevCon#704                                100%                         1.625%                       98.375%
                                       $7,058,000                   $114,692.50                  $6,943,307.50


RevCon#705                                100%                         1.500%                       98.500%
                                        $20,000                       $300.00                     $19,700.00

RevCon#706                                100%                         1.500%                       98.500%
                                        $548,000                     $8,220.00                    $539,780.00

RevCon#707                                100%                         1.250%                       98.750%
                                        $151,000                     $1,887.50                    $149,112.50

RevCon#708                                100%                         1.250%                       98.750%
                                        $100,000                     $1,250.00                     $98,750.00

                                      P-4

RevCon#709                                100%                         1.500%                       98.500%
                                        $687,000                     $10,305.00                   $676,695.00

RevCon#710                                100%                         1.625%                       98.375%
                                        $737,000                     $11,976.25                   $725,023.75

RevCon#711                                100%                         1.625%                       98.375%
                                       $1,678,000                    $27,267.50                  $1,650,732.50

RevCon#712                                100%                         1.500%                       98.500%
                                        $392,000                     $5,880.00                    $386,120.00

RevCon#713                                100%                         1.500%                       98.500%
                                        $201,000                     $3,015.00                    $197,985.00

RevCon#714                                100%                         1.500%                       98.500%
                                        $730,000                     $10,950.00                   $719,050.00

RevCon#715                                100%                         1.500%                       98.500%
                                        $456,000                     $6,840.00                    $449,160.00

RevCon#716                                100%                         1.500%                       98.500%
                                        $171,000                     $2,565.00                    $168,435.00

RevCon#717                                100%                         1.500%                       98.500%
                                        $188,000                     $2,820.00                    $185,180.00

RevCon#718                                100%                         1.750%                       98.250%
                                       $1,115,000                    $19,512.50                  $1,095,487.50

RevCon#719                                100%                         1.875%                       98.125%
                                       $1,797,000                    $33,693.75                  $1,763,306.25

RevCon#720                                100%                         1.500%                       98.500%
                                        $278,000                     $4,170.00                    $273,830.00

RevCon#721                                100%                         1.875%                       98.125%
                                        $984,000                     $18,450.00                   $965,550.00

RevCon#722                                100%                         1.875%                       98.125%
                                       $3,654,000                    $68,512.50                  $3,585,487.50

RevCon#723                                100%                         1.875%                       98.125%
                                        $315,000                     $5,906.25                    $309,093.75

RevCon#724                                100%                         1.875%                       98.125%
                                       $1,109,000                    $20,793.75                  $1,088,206.25

RevCon#725                                100%                         1.750%                       98.250%
                                        $161,000                     $2,817.50                    $158,182.50

RevCon#726                                100%                         1.750%                       98.250%
                                        $223,000                     $3,902.50                    $219,097.50

                                      P-5

RevCon#727                                100%                         1.750%                       98.250%
                                        $86,000                      $1,505.00                     $84,495.00

RevCon#728                                100%                         1.500%                       98.500%
                                        $311,000                     $4,665.00                    $306,335.00

RevCon#729                                100%                         1.750%                       98.250%
                                        $305,000                     $5,337.50                    $299,662.50

RevCon#730                                100%                         1.750%                       98.250%
                                        $443,000                     $7,752.50                    $435,247.50

RevCon#731                                100%                         1.500%                       98.500%
                                        $74,000                      $1,110.00                     $72,890.00

RevCon#732                                100%                         1.875%                       98.125%
                                        $658,000                     $12,337.50                   $645,662.50

RevCon#733                                100%                         2.500%                       97.500%
                                        $467,000                     $11,675.00                   $455,325.00

RevCon#734                                100%                         2.500%                       97.500%
                                        $149,000                     $3,725.00                    $145,275.00

RevCon#735                                100%                         1.500%                       98.500%
                                        $600,000                     $9,000.00                    $591,000.00

RevCon#736                                100%                         2.000%                       98.000%
                                        $460,000                     $9,200.00                    $450,800.00

RevCon#737                                100%                         2.000%                       98.000%
                                        $700,000                     $14,000.00                   $686,000.00

RevCon#739                                100%                         1.75%                        98.25%
                                       $4,441,000                    $77,717.50                  $4,363,282.50

RevCon#741                                100%                         1.75%                        98.25%
                                       $1,557,000                    $27,247.50                  $1,529,752.50



                         RBC Capital Markets Corporation
                           As Amended on May 12, 2008

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.



                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated February 28, 2008, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated February 28, 2008, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated February 28, 2008:
     http://sec.gov/Archives/edgar/data/1000275/000121465908000498/
     f22780424b5.txt

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.




Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note. The examples are hypothetical, and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The table below illustrates the payment at maturity assuming an initial investment of $1,000 if the Final Share Price (as a percentage of the Initial Share Price) were any of the hypothetical prices shown in the left column. We have assumed a Barrier Price of 80%. For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price of the Reference Stock does not close below the Barrier Price on any day during the Monitoring Period. The third column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price does close below the Barrier Price on any day during the Monitoring Period. The fourth column shows the hypothetical Physical Delivery Amount assuming an Initial Share Price of $100 (as a number of shares of the Reference

Stock). The fifth column shows the hypothetical Cash Delivery Amount (as a percentage of the Initial Share Price), should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

The prices in the left column represent hypothetical Final Share Prices and are expressed as percentages of the Initial Share Price. The amounts in the second and third columns represent the hypothetical payments at maturity, based on the corresponding hypothetical Final Share Prices.



                                    If the closing        If the closing
                                  market price of the   market price of the
                                    Reference Stock       Reference Stock
                                  does not fall below     falls below the
                                 the Barrier Price on     Barrier Price on
                                  any day during the     any day during the     Hypothetical
                                  Monitoring Period:     Monitoring Period:       Physical
                                                                                  Delivery        Hypothetical
                                      Hypothetical          Hypothetical          Amount as       Cash Delivery
      Hypothetical Final               Payment at            Payment at           Number of        Amount as
   Share Price as Percentage          Maturity as            Maturity as        Shares of the    Percentage of
              of                     Percentage of         Percentage of          Reference        Principal
      Initial Share Price           Principal Amount      Principal Amount          Stock            Amount
      -------------------           ----------------      ----------------          -----            ------
            200.00%                     100.00%                100.00%                n/a               n/a

            175.00%                     100.00%                100.00%                n/a               n/a

            150.00%                     100.00%                100.00%                n/a               n/a

            125.00%                     100.00%                100.00%                n/a               n/a

            100.00%                     100.00%                100.00%                n/a               n/a

            95.00%                      100.00%            Physical or Cash            10             95.00%
                                                           Delivery Amount

            90.00%                      100.00%            Physical or Cash            10             90.00%
                                                           Delivery Amount

            85.00%                      100.00%            Physical or Cash            10             85.00%
                                                           Delivery Amount

            80.00%                      100.00%            Physical or Cash            10             80.00%
                                                           Delivery Amount

            79.50%                        n/a              Physical or Cash            10             79.50%
                                                           Delivery Amount

            50.00%                        n/a              Physical or Cash            10             50.00%
                                                           Delivery Amount

            25.00%                        n/a              Physical or Cash            10             25.00%
                                                           Delivery Amount

             0.00%                        n/a              Physical or Cash            10              0.00%
                                                           Delivery Amount


The payments at maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical payments at maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated February 28, 2008.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated February 28, 2008.



Selected Purchase Considerations

o Market Disruption Events and Adjustments --The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated February 28, 2008. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated February 28, 2008.

o Principal At Risk -- Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

o    Certain U.S. Federal Income Tax Considerations:

     o RevCon 78008E7E1 (AAPL): 2.45% of each stated interest payment (13.50% in total) will be treated as an interest payment and 11.05% of each stated interest payment (13.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008E7F8 (BBD): 2.45% of each stated interest payment (18.15% in total) will be treated as an interest payment and 15.70% of each stated interest payment (18.15% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008E7G6 (BUCY): 2.45% of each stated interest payment (19.25% in total) will be treated as an interest payment and 16.80% of each stated interest payment (19.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008E7H4 (SID): 2.45% of each stated interest payment (16.40% in total) will be treated as an interest payment and 13.95% of each stated interest payment (16.40% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008E7J0 (RIO): 2.45% of each stated interest payment (18.05% in total) will be treated as an interest payment and 15.60% of each stated interest payment (18.05% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008E7L5 (GM): 2.45% of each stated interest payment (23.40% in total) will be treated as an interest payment and 20.95% of each stated interest payment (23.40% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008E7M3 (GGB): 2.45% of each stated interest payment (17.25% in total) will be treated as an interest payment and 14.80% of each stated interest payment (17.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GAA0 (JCP): 2.45% of each stated interest payment (20.20% in total) will be treated as an interest payment and 17.75% of each stated interest payment (20.20% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GAB8 (NFLX): 2.45% of each stated interest payment (35.20% in total) will be treated as an interest payment and 32.75% of each stated interest payment (35.20% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GAC6 (OFG): 2.45% of each stated interest payment (25.90% in total) will be treated as an interest payment and 23.45% of each stated interest payment (25.90% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GAD4 (PBR): 2.45% of each stated interest payment (17.30% in total) will be treated as an interest payment and 14.85% of each stated interest payment (17.30% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GAE2 (POT): 2.45% of each stated interest payment (17.35% in total) will be treated as an interest payment and 14.90% of each stated interest payment (17.35% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GAF9 (RIMM): 2.45% of each stated interest payment (19.10% in total) will be treated as an interest payment and 16.65% of each stated interest payment (19.10% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GAG7 (TGT): 2.45% of each stated interest payment (13.50% in total) will be treated as an interest payment and 11.05% of each stated interest payment (13.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GAH5 (TSO): 2.45% of each stated interest payment (12.75% in total) will be treated as an interest payment and 10.30% of each stated interest payment (12.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008JAJ1 (MOS): 2.45% of each stated interest payment (27.15% in total) will be treated as an interest payment and 24.70% of each stated interest payment (27.15% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GAK8 (VLO): 2.45% of each stated interest payment (11.75% in total) will be treated as an interest payment and 9.30% of each stated interest payment (11.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GAL6 (BCSI): 2.45% of each stated interest payment (27.15% in total) will be treated as an interest payment and 24.70% of each stated interest payment (27.15% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GAM4 (TSL): 2.45% of each stated interest payment (39.10% in total) will be treated as an interest payment and 36.65% of each stated interest payment (39.10% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GAN2 (AAPL): 2.45% of each stated interest payment (14.00% in total) will be treated as an interest payment and 11.55% of each stated interest payment (14.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GAP7 (BAC): 2.45% of each stated interest payment (14.00% in total) will be treated as an interest payment and 11.55% of each stated interest payment (14.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GAQ5 (CNH): 2.45% of each stated interest payment (17.00% in total) will be treated as an interest payment and 14.55% of each stated interest payment (17.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GAR3 (DSX): 2.45% of each stated interest payment (16.00% in total) will be treated as an interest payment and 13.55% of each stated interest payment (16.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GAS1 (GM): 2.45% of each stated interest payment (21.00% in total) will be treated as an interest payment and 18.55% of each stated interest payment (21.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GAT9 (GG): 2.45% of each stated interest payment (13.40% in total) will be treated as an interest payment and 10.95% of each stated interest payment (13.40% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GAU6 (JPM): 2.45% of each stated interest payment (11.90% in total) will be treated as an interest payment and 9.45% of each stated interest payment (11.90% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GAV4 (LEH): 2.45% of each stated interest payment (21.00% in total) will be treated as an interest payment and 18.55% of each stated interest payment (21.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GAW2 (BTU): 2.45% of each stated interest payment (17.00% in total) will be treated as an interest payment and 14.55% of each stated interest payment (17.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GAX0 (RDC): 2.45% of each stated interest payment (12.00% in total) will be treated as an interest payment and 9.55% of each stated interest payment (12.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GAY8 (SU): 2.45% of each stated interest payment (8.70% in total) will be treated as an interest payment and 6.25% of each stated interest payment (8.70% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GAZ5 (TGT): 2.45% of each stated interest payment (12.00% in total) will be treated as an interest payment and 9.55% of each stated interest payment (12.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GBA9 (TSN): 2.45% of each stated interest payment (10.50% in total) will be treated as an interest payment and 8.05% of each stated interest payment (10.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GBB7 (WMG): 2.45% of each stated interest payment (21.40% in total) will be treated as an interest payment and 18.95% of each stated interest payment (21.40% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GBC5 (WFC): 2.45% of each stated interest payment (14.00% in total) will be treated as an interest payment and 11.55% of each stated interest payment (14.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GBD3 (C): 3.05% of each stated interest payment (14.25% in total) will be treated as an interest payment and 11.20% of each stated interest payment (14.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GBE1 (MON): 3.05% of each stated interest payment (14.75% in total) will be treated as an interest payment and 11.70% of each stated interest payment (14.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GBF8 (CSCO): 2.45% of each stated interest payment (9.76% in total) will be treated as an interest payment and 7.31% of each stated interest payment (9.76% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GBG6 (PCAR): 3.05% of each stated interest payment (9.83% in total) will be treated as an interest payment and 6.78% of each stated interest payment (9.83% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GBH4 (KEY): 3.05% of each stated interest payment (11.44% in total) will be treated as an interest payment and 8.39% of each stated interest payment (11.44% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GBR2 (RIMM): 2.45% of each stated interest payment (20.00% in total) will be treated as an interest payment and 17.55% of each stated interest payment (20.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GBT8 (GG): 2.45% of each stated interest payment (16.50% in total) will be treated as an interest payment and 14.05% of each stated interest payment (16.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated February 28, 2008.



Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated February 28, 2008. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated February 28, 2008, you should consider the following:

o You May Lose Some or All of Your Principal Amount -- You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

o The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Royal Bank's Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity -- The price at which you purchase of the notes includes a selling concession (including a broker's commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

Information Regarding the Issuers of the Reference Stocks

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o Apple Inc.designs, manufactures, and markets personal computers, portable digital music players, and mobile communication devices and sells a variety of related software, services, peripherals, and networking solutions. The Company sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers. In addition, the Company sells a variety of third-party Macintosh (Mac), iPod and iPhone compatible products, including application software, printers, storage devices, speakers, headphones, and various other accessories and peripherals through its online and retail stores. The Company sells to education, consumer, creative professional, business and government customers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10030.

     o Banco Bradesco SA (Bradesco) is a Brazil-based holding company involved in the banking sector. It is engaged in two main areas: banking and insurance. In the banking area, the Bank provides such services as payment collection and processing, credit and debit cards, deposits, loans and consortiums. In the insurance area, Bradesco's products and services include property, accident, life and health insurance, as well as pension plans. It also offers asset management and brokerage services. The Bank's subsidiaries include Banco Alvorada SA, Banco BMC SA, Banco Bradesco BBI SA, Banco Finasa SA, Bradesco leasing SA Arrendamento Mercantil and Bradesco SA Corretora de Titulos e Valores Mobiliarios. Bradesco operates both on the domestic and international markets. In March 2008, the Company acquired Agora Corretora de Titulos e Valores Mobiliarios S.A., from Agora Holdings S.A.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-15250.

     o Bucyrus International, Inc. designs, manufactures mining equipment for the extraction of coal, copper, oil sands, iron ore and other minerals in mining centers throughout the world. In addition to the manufacture of original equipment, the Company also provides the aftermarket replacement parts and service for equipment. The Company operates in two business segments: surface mining and underground mining. The Company's manufacturing facilities include Australia, China, Germany, Poland and the United States, and service and sales centers include Australia, Brazil, Canada, Chile, China, England, India, Mexico, Peru, Russia, South Africa and the United States. The Company's surface mining equipment includes draglines, electric mining shovels and rotary blasthole drills. In May 2007, the Company completed the acquisition of DBT GmbH, a subsidiary of RAG Coal International AG.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00871.

     o Companhia Siderurgica Nacional (CSN) is a Brazil-based company engaged in the production and commercialization of steel. The Company's main industrial plant is located in the Brazilian municipality of Volta Redonda, which is located in the state of Rio de Janeiro. CSN is also involved in the manufacture of cement. It operates both on the domestic and international markets. The Company's subsidiaries include CSN Energy, CSN Export, CSN Panama, CSN Steel, CSN Cimentos and CSN Gestao de Recursos Financeiros. CSN is listed on the Sao Paulo and New York Stock Exchanges. In addition, it produces granulates, sinter and pellet feed, through its own iron ore mine.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14732.

     o Companhia Vale do Rio Doce (Vale) is a diversified metals and mining company. The Company is a producer and exporter of iron ore and pellets and a producer of nickel. It also produces copper, manganese, ferroalloys, bauxite, precious metals, cobalt, kaolin, potash and other products. Directly and through affiliates and joint ventures, the Company has investments in the aluminum, coal, energy and steel businesses. Vale operates, among others, eight hydroelectric power plants in Brazil and two in Indonesia. The Company is headquartered in Rio de Janeiro, Brazil.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 005-55631.

     o General Motors Corporation (GM) is engaged in the worldwide development, production and marketing of cars, trucks and parts. The Company develops, manufactures and markets vehicles worldwide through its four automotive regions: GM North America (GMNA), GM Europe (GME), GM Latin America/Africa/Mid-East (GMLAAM) and GM Asia Pacific (GMAP). Also, its finance and insurance operations are primarily conducted through GMAC LLC, the successor to General Motors Acceptance Corporation (GMAC LLC and General Motors Acceptance Corporation, or
          GMAC). GMAC was a wholly owned subsidiary until November 30, 2006, when GM sold a 51% controlling ownership interest in GMAC to a consortium of investors (GMAC Transaction). GMAC provides a range of financial services, including consumer vehicle financing, automotive dealership and other commercial financing, residential mortgage services, automobile service contracts, personal automobile insurance coverage and selected commercial insurance coverage.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00043.

     o Gerdau S.A. (Gerdau) is a Brazil-based company engaged in the production of long, rolled steel. Gerdau operates steel mills that produce steel by direct iron-ore reduction (DRI), in blast furnaces, or in electric arc furnaces (EAF). During the year ended December 31, 2007, the Company had a total of 43 steel producing units in Latin America (including Brazil) and North America, as well as a consolidated subsidiary in Spain, Corporacion Sidenor, for the production of special steel, and two associated companies, including one in the Dominican Republic and another in Mexico. Gerdau also has two joint ventures, including one in the United States for the production of flat rolled steel and another venture in India. During 2007, total consolidated installed capacity, excluding the Company's investments in joint ventures and associated, unconsolidated companies, was 24.8 million tons of crude steel and 21 million tons of rolled steel products.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14878.

     o J. C. Penney Company, Inc. (JCPenney) is a holding company whose principal operating subsidiary is J. C. Penney Corporation, Inc.
          (JCP). The Company is retailer, operating 1,067 JCPenney department stores in 49 states and Puerto Rico as of February 2, 2008. The Company's business consists of selling merchandise and services to consumers through its department stores and Direct (Internet/catalog) channels. Department stores and Direct serve the same type of customers and provide virtually the same mix of merchandise, and department stores accept returns from sales made in stores, via the Internet and through catalogs. The Company markets family apparel, jewelry, shoes, accessories and home furnishings. In addition, the department stores provide customers with services, such as salon, optical, portrait photography and custom decorating.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-15274.

     o Netflix, Inc. is an online movie rental subscription service in the United States, providing approximately 7.5 million subscribers access to approximately 90,000 digital versatile disc (DVD) titles plus a growing library of more than 6,000 choices that can be watched instantly on their personal computers (PCs). It offers nine subscription plans. Subscribers select titles at the Company's Website aided by its recommendation service, receive them on DVD by United States mail and return them to the Company at their convenience using its prepaid mailers. After a DVD has been returned, The Company mails the next available DVD in a subscriber's queue. It also offers certain titles through its instant-watching feature.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-49802.

     o Oriental Financial Group Inc. is a financial holding company that provides a range of financial services through its subsidiaries. The Company provides financial services to its clients through a range of banking and financial solutions, including mortgage, commercial and consumer lending; checking and savings accounts; financial planning, insurance, asset management, and investment brokerage, and corporate and individual trust and retirement services. It operates through three segments: Banking, Treasury and Financial Services, and provides service and marketing to mid and high-net-worth individuals and families, including professionals and owners of small and mid-sized businesses, primarily in Puerto Rico. The Company has 24 financial centers in Puerto Rico and a subsidiary, Caribbean Pension Consultants Inc. (CPC), based in Boca Raton, Florida.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12647.

     o Petroleo Brasileiro SA - Petrobras (Petrobras) is a Brazil-based holding company engaged in the exploration, production, refinement and distribution of oil and gas. The Company is involved in four business areas: Exploration and Production, Downstream, Gas & Energy and International. Petrobras has 109 production platforms and 15 refineries. It operates 31,089 kilometers of pipelines. The Company has various subsidiaries: Petrobras Quimica SA - Petroquisa, which is engaged in the production, commercialization, distribution, import and export of chemical products; Petrobras Distribuidora SA - BR, which is involved in the distribution and commercialization of oil products and natural gas, and Petrobras Netherlands BV - PNBV, which is active in the purchase, sale and rent of equipment and platforms for the production of oil and gas. Petrobras operates in Brazil, Argentina, Mexico, Portugal, the United States, Peru and Turkey, among others.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-15106.

     o Potash Corporation of Saskatchewan Inc. is an integrated fertilizer and related industrial and feed products company. The Company's potash is produced from six mines in Saskatchewan and one mine in New Brunswick. Of these mines, it owns and operates five in Saskatchewan and the one in New Brunswick. Its nitrogen operations involve the production of nitrogen fertilizers and nitrogen feed and industrial products, including ammonia, urea, nitrogen solutions, ammonium nitrate and nitric acid. It has nitrogen facilities in Georgia, Louisiana, Ohio and Trinidad. The Company's phosphate operations include the manufacture and sale of solid and liquid phosphate fertilizers, animal feed supplements and industrial acid, which is used in food products and industrial processes. It indirectly holds all outstanding interests in PCS Joint Venture, Ltd., which formerly manufactured, processed and distributed fertilizer and other agricultural supplies from plants located in Florida and Georgia.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10351.

     o Research In Motion Limited (RIM) is a designer, manufacturer and marketer of wireless solutions for the worldwide mobile communications market. Through the development of integrated hardware, software and services that support multiple wireless network standards, RIM provides platforms and solutions for seamless access to time-sensitive information including email, phone, short message service (SMS) messaging, Internet and intranet-based applications. RIM technology also enables an array of third party developers and manufacturers to enhance their products and services with wireless connectivity to data. RIM's portfolio of products, services and embedded technologies are used by organizations worldwide and include the BlackBerry wireless solution, software development tools, and other software and hardware. RIM operates offices in North America, Europe and Asia Pacific.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-29898.

     o Target Corporation (Target) operates general merchandise and food discount stores in the United States, which include Target and SuperTarget stores. The Company offers both everyday essentials and fashionable differentiated merchandise. Target's credit card operations represent an integral component of its core retail business. The Company also operates a fully integrated online business, Target.com. It operates Target general merchandise stores with a range of general merchandise and a limited assortment of food items, as well as SuperTarget stores with a line of food and general merchandise items. Target.com offers a range of general merchandise, including many items found in its stores and a complementary assortment, such as extended sizes and colors, sold only online. A significant portion of Target's sales is from national brand merchandise.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06049.

     o Tesoro Corporation is an independent petroleum refiners and marketers in the United States with two segments: refining crude oil and other feedstocks at its seven refineries in the western and mid-continental United States and selling refined products in bulk and wholesale markets (refining), and selling motor fuels and convenience products in the retail market (retail) through its 911 branded retail stations in 17 states. The Company's refining segment produces refined products, primarily gasoline and gasoline blendstocks, jet fuel, diesel fuel and heavy fuel oils for sale to a variety of commercial customers in the western and mid-continental United States. Its retail segment distributes motor fuels through a network of retail stations, primarily under the Tesoro Mirastar, Shell and USA Gasolinetm brands.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03473.

     o The Mosaic Company (Mosaic) is a producer of phosphate and potash combined, as well as nitrogen and animal feed ingredients. The Company operates its business through four business segments: phosphates, potash, offshore and nitrogen. The Phosphates segment operates mines and concentrates plants in Florida that produce phosphate fertilizer and feed phosphate, and concentrates plants in Louisiana that produce phosphate fertilizer. The Potash segment mines ad processes potash in Canada and the United States and sells potash in North America and internationally. The Offshore segment produces and markets fertilizer products and provides other ancillary services to wholesalers, cooperatives, independent retailers, and farmers in South America and the Asia-Pacific regions. The Nitrogen segment consists of its equity investment in Saskferco and Mosaic's nitrogen sales and distribution activities.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32327.

     o Valero Energy Corporation (Valero) owns and operates 17 refineries located in the United States, Canada and Aruba that produce conventional gasolines, distillates, jet fuel, asphalt, petrochemicals, lubricants and other refined products. The Company's principal products include conventional and California Air Resources Board (CARB) gasolines, reformulated gasoline blendstock for oxygenate blending (RBOB), ultra-low-sulfur diesel, and oxygenates and other gasoline blendstocks. Valero also produces a substantial slate of middle distillates, jet fuel, and petrochemicals, in addition to lube oils and asphalt. Valero markets branded and unbranded refined products on a wholesale basis in the United States and Canada through a bulk and rack marketing network. It also sells refined products through a network of approximately 5,800 retail and wholesale branded outlets. Effective July 1, 2007, the Company completed the sale of the Lima, Ohio refinery to Husky Energy Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13175.

     o Blue Coat Systems, Inc. sells a family of appliances and client-based solutions (deployed in branch offices, Internet gateways, end points and data centers) that provide intelligent points of policy-based control enabling information technology (IT) organizations to improve security and accelerate performance for all users and applications. Its family of appliances, based on its ProxySG, and client-based solutions are available in a range of configurations. The Company's primary business focus has been to make the Web safe for business. Its proxy appliances act as a middleman between users and various applications and/or Internet content. Its family of appliances provides customers with several security features, including Web content filtering, anti-virus protection, spyware prevention, instant messaging (IM) and Skype control, rogue streaming media applications, secure sockets layer (SSL) threat protection and user authentication. On March 3, 2006, the Company acquired Permeo, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-28139.

     o Trina Solar Limited (Trina), is an integrated solar power products manufacturer based in China. The Company produces standard solar modules ranging from 160 watts to 185 watts in power output. Its solar modules are built to general specifications, as well as to customers' specifications. Trina sells and markets its products worldwide, including in a number of European countries, such as Germany, Spain and Italy. The Company sells most of its products to wholesalers and system integrators, including CorporaciA(3)n Zigor S.A., Scatec AS, SKR Energie GmbH, SchA1/4co International KG, Conergy AG and PhAP. nix SonnenStrom AG. As of December 31, 2006, the Company had an annual module manufacturing capacity of 59.8 megawatts (MW).

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-33195.

     o Bank of America Corporation is a bank holding company. Through its banking subsidiaries (the Banks) and various non-banking subsidiaries throughout the United States and in selected international markets, Bank of America provides a diversified range of banking and non-banking financial services and products through three business segments: Global Consumer and Small Business Banking, Global Corporate and Investment Banking, and Global Wealth and Investment Management. The Company operates in 32 states, the District of Columbia and 30 foreign countries. In the United States, it serves 59 million consumer and small business relationships with 6,100 retail banking offices, 18,500 automated teller machines (ATMs) and 24 million active online users. It offers services in 13 states. In October 2007, it acquired ABN AMRO North America Holding Company. In July 2007, it acquired U.S. Trust Corporation. On January 1, 2006, it acquired 100% interest in MBNA Corporation.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06523.

     o CNH Global N.V. (CNH) is a global, full-line company in both the agricultural and construction equipment industries. The Company's global scope and scale includes integrated engineering, manufacturing, marketing and distribution of equipment on five continents. CNH markets its products globally through its two brand families: Case Corporation (Case) and New Holland N.V. (New Holland). Case IH (along with Steyr in Europe) and New Holland make up the Company's agricultural brand family. Case and New Holland Construction (along with Kobelco in North America) make up its construction equipment brand family. As of December 31, 2007, CNH manufactured its products in 39 facilities throughout the world, and distributed its products in approximately 160 countries through a network of approximately 11,100 full line dealers and distributors. CNH organizes its operations into three business segments: agricultural equipment, construction equipment and financial services.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 333-05752.

     o Diana Shipping Inc., incorporated in March 1999, is a global provider of shipping transportation services. The Company is engaged in transporting dry bulk cargoes, including commodities as iron ore, coal, grain and other materials along global shipping routes. The Company's fleet consists of 19 dry bulk carriers, of which 13 are Panamax and six are Capesize dry bulk carriers, having a combined carrying capacity of approximately two million deadweight tons and a weighted average age of 3.5 years. During the year ended December 31, 2007, the Company had a fleet utilization of 99.3%.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32458.

     o Goldcorp Inc. (Goldcorp) is a gold producer engaged in gold mining and related activities, including exploration, extraction, processing and reclamation. The Company's assets are comprised of the Red Lake, Porcupine and Musselwhite gold mines in Canada, the Alumbrera gold/copper mine (37.5% interest) in Argentina, the El Sauzal gold mine and Luismin gold/silver mines in Mexico, the Marlin gold/silver mine in Guatemala, the San Martin gold mine in Honduras, the Marigold gold mine (67% interest) and the Wharf gold mine in the United States. On July 24, 2007, Goldcorp sold 25% of the silver produced from its Penasquito project to Silver Wheaton for the life of mine. On January 31, 2007, Goldcorp completed the sale of the San Martin mine in Mexico to Starcore International Ventures Ltd. (Starcore).

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12970.

     o JPMorgan Chase & Co. is a financial holding company. JPMorgan Chase's principal bank subsidiaries are JPMorgan Chase Bank, National Association, a national banking association with branches in 17 states, and Chase Bank USA, National Association, a national bank that is the Company's credit card issuing bank. JPMorgan Chase's principal non-banking subsidiary is J.P. Morgan Securities Inc., its United States investment banking firm. The bank and non-bank subsidiaries of JPMorgan Chase operate nationally, as well as through overseas branches and subsidiaries, representative offices and subsidiary foreign banks. In May 2007, the Company completed the acquisition of Xign Corporation, a provider of business-to-business financial settlement solutions. The business will be known as JPMorgan Xign Corporation. In January 2008, JPMorgan Chase acquired an additional equity interest in Highbridge Capital Management, LLC. As a result, the Company owns 77.5% of Highbridge as of January 31, 2008.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-05805.

     o Lehman Brothers Holdings Inc. (Lehman Brothers) serves the financial needs of corporations, governments and municipalities, institutional clients and high-net-worth individuals worldwide. The Company provides an array of services in equity and fixed income sales, trading and research, investment banking, asset management, private investment management and private equity. The Company operates three business segments: Capital Markets, Investment Banking and Investment Management. Lehman Brothers generates client-flow revenues from institutional, corporate, government and high-net-worth clients by advising on and structuring transactions; serving as a market maker and/or intermediary in the global marketplace, including having securities and other financial instrument products; originating loans for distribution to clients in the securitization or principals market; providing investment management and advisory services, and acting as an underwriter to clients.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09466.

     o Peabody Energy Corporation (Peabody) is a coal company. During the year ended December 31, 2007, the Company sold 237.8 million tons of coal. It sells coal to over 340 electricity generating and industrial plants in 19 countries. At December 31, 2007, the Company had 9.3 billion tons of proven and probable coal reserves. The Company owns majority interests in 31 coal operations located throughout all the United States coal producing regions and in Australia. In addition, it owns a minority interest in one Venezuelan mine, through a joint venture arrangement. Most of the production in the western United

          States is low-sulfur coal from the Powder River Basin. Peabody owns and operates six mines in Queensland, Australia, and five mines in New South Wales, Australia. During 2007, the Company generated 89% of its production from non-union mines. On October 31, 2007, Peabody spun-off portions of its Eastern United States Mining operations business segment to form Patriot Coal Corporation.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16463.

     o Rowan Companies, Inc. (Rowan) is a provider of international and domestic contract drilling services. Rowan also owns and operates a manufacturing division that produces equipment for the drilling, mining and timber industries. Rowan has three operating segments: the contract drilling of oil and gas wells, both onshore and offshore (Drilling), and two manufacturing segments. The Drilling Products and Systems segment provides equipment, parts and services for the drilling industry, including jack-up rigs, rig kits and related components and parts, mud pumps, drawworks, top drives, rotary tables, other rig equipment, variable-speed motors, drives and other electrical components. The Mining, Forestry and Steel Products segment includes large-wheeled mining and timber equipment and related parts and carbon and alloy steel and steel plate.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-05491.

     o Suncor Energy Inc. (Suncor) is an integrated energy company. The Company focuses on developing Canada's Athabasca oil sands. In addition, the Company explores for, acquires, develops, produces and markets crude oil and natural gas, transports and refines crude oil and market petroleum and petrochemical products. It also market third party petroleum products. It also carries on energy trading activities focused on buying and selling futures contracts and other derivative instruments based on the commodities it produces. The Company has four principal subsidiaries and partnerships. It has three principal operating businesses: Oil Sands business, Natural Gas business, and Refining and Marketing.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12384.

     o Tyson Foods, Inc. produces, distributes and markets chicken, beef, pork, prepared foods and related allied products. The Company operates a totally integrated poultry production process. Its integrated operations consist of breeding and raising chickens, as well as processing, further-processing and marketing these food products and related allied products, including animal and pet food ingredients. Through its wholly owned subsidiary, Cobb-Vantress, Inc. (Cobb), the Company supplies poultry breeding stock. Tyson Foods, Inc. also processes live fed cattle and hogs and fabricates dressed beef and pork carcasses into primal and sub-primal meat cuts, case-ready products and fully cooked beef and pork products. In addition, the Company derives value from allied products, such as hides and variety meats it sells to further processors and others. Tyson Foods, Inc. operates in four segments: Chicken, Beef, Pork and Prepared Foods.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14704.

     o Warner Music Group Corp. is a music content company that classifies its business interests into two areas: Recorded Music and Music Publishing. The Recorded Music business produces revenue through the marketing, sale and licensing of recorded music in various physical (such as compact disc's, cassettes, long playings and digital versatile discs) and digital (such as downloads and ringtones) formats. The Music Publishing business owns and acquires rights to musical compositions, exploits and markets these compositions and receives royalties or fees for their use. It publishes music across a range of musical styles. The Company owns or controls the rights to more than one million musical compositions, including a number of pop music hits, American standards, folk songs, and motion picture and theatrical compositions. In January 2007, the Company acquired a 73.5% interest in Roadrunner Music Group B.V., which includes Roadrunner Records, one of its hard rock and heavy metal labels.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 333-121322.

     o Wells Fargo & Company is a financial holding company and a bank holding company. It is a diversified financial services company. It provides retail, commercial and corporate banking services through banking stores located in 23 states: Alaska, Arizona, California, Colorado, Idaho, Illinois, Indiana, Iowa, Michigan, Minnesota, Montana, Nebraska, Nevada, New Mexico, North Dakota, Ohio, Oregon, South Dakota, Texas, Utah, Washington, Wisconsin and Wyoming. It provides other financial services through subsidiaries engaged in various businesses, principally wholesale banking, mortgage banking, consumer finance, equipment leasing, agricultural finance, commercial finance, securities brokerage and investment banking, insurance agency and brokerage services, computer and data processing services, trust services, investment advisory services and venture capital investment. The Company operates in three segments: Community Banking, Wholesale Banking and Wells Fargo Financial.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-02979.

     o Citigroup Inc. (Citigroup) is a diversified global financial services holding company whose businesses provide a range of financial services to consumer and corporate customers. The Company is a bank holding company. As of March 31, 2008, Citigroup was organized into four major segments: Consumer Banking, Global Cards, Institutional Clients Group and Global Wealth Management. The Company has more than 200 million customer accounts and does business in more than 100 countries. In July 2007, the Company merged with Citigroup Japan Investments LLC, a 100% subsidiary of the Company. In July 2007, Citigroup completed the acquisition of Old Lane Partners, L.P. and Old Lane Partners, GP, LLC. In August 2007, Citigroup acquired The BISYS Group, Inc. In March 2008, Citigroup reorganized its consumer group into two global businesses: Consumer Banking and Global Cards.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09924.

     o Monsanto Company (Monsanto), along with its subsidiaries, is a global provider of agricultural products for farmers. The Company's seeds, biotechnology trait products, and herbicides provide farmers with solutions that improve productivity, reduce the costs of farming, and produce better foods for consumers and better feed for animals. It has two segments: Seeds and Genomics and Agricultural Productivity. Through its Seeds and Genomics segment, it produces seed brands, including DEKALB, Asgrow, D&PL, Deltapine and Seminis, and it develops biotechnology traits that assist farmers in controlling insects and weeds. It also provides other seed companies with genetic material and biotechnology traits for their seed brands. Through its Agricultural Productivity segment, the Company manufactures Roundup brand herbicides and other herbicides and provides lawn-and-garden herbicide products for the residential market and animal agricultural products focused on improving dairy cow productivity.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16167.

     o    Cisco Systems, Inc. designs, manufactures and sells Internet protocol
          (IP)-based networking and other products related to the communications and information technology industry, and provides services associated with these products and their use. It provides a line of products for transporting data, voice and video within buildings, across campuses and around the world. Its products, which include primarily routers, switches and products that the Company refers to as its advanced technologies, are installed at enterprises, public institutions, telecommunications companies, commercial businesses and personal residences. It conducts its business globally and manages it geographically in five segments: the United States and Canada; European Markets; Emerging Markets; Asia Pacific, and Japan. In October 2007, Cisco Systems, Inc. acquired Cognio, Inc.and Latigent, LLC. In November 2007, the Company acquired Securent, Inc. In December 2007, it acquired Navini Networks, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 00018225

     o PACCAR Inc operates through two segments: design, manufacture and distribution of light-, medium- and heavy-duty trucks and related aftermarket distribution of parts, and finance and leasing services provided to customers and dealers. The Company's finance and leasing activities are principally related to Company products and associated equipment. Other manufactured products include industrial winches.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14817.

     o KeyCorp is a bank-based financial services company. KeyCorp is the parent holding company for KeyBank National Association (KeyBank), its principal subsidiary, through which its banking services are provided. KeyCorp provides a range of retail and commercial banking, commercial leasing, investment management, consumer finance and investment banking products and services to individual, corporate and institutional clients through two business groups: Community Banking and National Banking. As of December 31, 2007, these services were provided across the country through KeyBank's 955 full-service retail banking branches in 13 states, a telephone banking call center services group and 1,443 automated teller machines (ATMs) in 15 states. On January 2008, KeyBank acquired U.S.B. Holding Co., Inc., the holding company for Union State Bank. On October 1, 2007, the Company acquired Tuition Management Systems, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11302.

                             Historical Information

The graphs below set forth the historical performances of the Reference Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock. The information provided in each table is for the second, third and fourth calendar quarters of 2004, the four quarters of 2005, 2006 and 2007, the first quarter of 2008 as well as for the period from April 1, 2008 through April 25, 2008. (No price provided in the table for a particular period indicates that such Reference Stock was not traded at such time.)

     We obtained the information regarding the historical performance of the Reference Stocks in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

     We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc. The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Reference Stock on the Valuation Date. We cannot give you assurance that the performance of each Reference Stock will result in any return in addition to your initial investment.

                                   Apple Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day            Period-End
                                                Price of the            Price of the          Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock         the Reference
       Date                 Date                   in ($)                  in ($)               Stock in ($)
       ----                 ----                   ------                  ------               ------------
     4/1/2004             6/30/2004                17.095                  12.745                   16.27
     7/1/2004             9/30/2004                19.635                  14.37                    19.375
    10/1/2004            12/31/2004                34.785                  18.825                   32.2

     1/1/2005             3/31/2005                45.44                   31.3                     41.67
     4/1/2005             6/30/2005                44.45                   33.11                    36.81
     7/1/2005             9/30/2005                54.56                   36.29                    53.61
    10/1/2005            12/30/2005                75.46                   47.87                    71.89

     1/1/2006             3/31/2006                86.4                    57.67                    62.72
     4/1/2006             6/30/2006                73.8                    55.41                    57.27
     7/1/2006             9/29/2006                77.78                   50.16                    76.98
    10/1/2006            12/29/2006                93.159                  72.6                     84.84

     1/1/2007             3/31/2007                97.8                    81.9                     92.91
     4/1/2007             6/30/2007               127.61                   89.6                    122.04
     7/1/2007             9/30/2007               155                     111.62                   153.47
    10/1/2007            12/31/2007               202.96                  150.63                   198.08

     1/1/2008             3/31/2008               200.26                  115.44                   143.5
     4/1/2008             4/25/2008               171.1                   143.61                   169.73


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Bando Bradesco S/A (ADS)
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day            Period-End
                                                Price of the            Price of the          Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock         the Reference
       Date                 Date                   in ($)                  in ($)               Stock in ($)
       ----                 ----                   ------                  ------               ------------
     4/1/2004             6/30/2004                4.1825                   2.9167                   3.8292
     7/1/2004             9/30/2004                4.3917                   3.5817                   4.3917
    10/1/2004            12/31/2004                6.34                     4.4083                   6.265

     1/1/2005             3/31/2005                8.4125                   5.465                    7.25
     4/1/2005             6/30/2005                9.1225                   7.13                     8.8475
     7/1/2005             9/30/2005               12.315                    7.97                    12.23
    10/1/2005            12/30/2005               17.695                   11.5053                  14.575

     1/1/2006             3/31/2006               21.905                   14.685                   17.955
     4/1/2006             6/30/2006               20.12                    12.34                    15.545
     7/1/2006             9/29/2006               17.37                    13.95                    16.675
    10/1/2006            12/29/2006               20.305                   16.37                    20.175

     1/1/2007             3/31/2007               21.225                   17.2                     20.22
     4/1/2007             6/30/2007               26.51                    19.71                    24.11
     7/1/2007             9/30/2007               29.65                    19.93                    29.37
    10/1/2007            12/31/2007               35.61                    27.06                    32

     1/1/2008             3/31/2008               32.87                    23.75                    27.76
      4/1/08              4/25/2008               22.22                    18.76                    22.14


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Bucyrus International Inc. (CI A)
                                    (04 - 08)
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day            Period-End
                                                Price of the            Price of the          Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock         the Reference
       Date                 Date                   in ($)                  in ($)               Stock in ($)
       ----                 ----                   ------                  ------               ------------
     4/1/2004             6/30/2004                 N/A                     N/A                      N/A
     7/1/2004             9/30/2004                23.6333                 12                       22.4
    10/1/2004            12/31/2004                28.1867                 17.9067                  27.0933

     1/1/2005             3/31/2005                31.1667                 23.1267                  26.04
     4/1/2005             6/30/2005                26.5                    21.0667                  25.32
     7/1/2005             9/30/2005                32.9733                 23.2733                  32.7533
    10/1/2005            12/30/2005                36.1667                 25.48                    35.1333

     1/1/2006             3/31/2006                49.4                    34.5867                  48.19
     4/1/2006             6/30/2006                60.71                   37.73                    50.5
     7/1/2006             9/29/2006                53.41                   38.56                    42.42
    10/1/2006            12/29/2006                52.12                   39.87                    51.76

     1/1/2007             3/31/2007                58.44                   44.63                    51.5
     4/1/2007             6/30/2007                73.19                   50.4                     70.78
     7/1/2007             9/30/2007                79.77                   56.7                     72.93
    10/1/2007            12/31/2007               104.36                   70.39                    99.39

     1/1/2008             3/31/2008               114                      67.32                   101.65
     4/1/2008             4/25/2008               129.54                   98.65                   127.83


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                      Companhia Siderurgica Nacional (ADS)
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day            Period-End
                                                Price of the            Price of the          Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock         the Reference
       Date                 Date                   in ($)                  in ($)               Stock in ($)
       ----                 ----                   ------                  ------               ------------
     4/1/2004             6/30/2004                 5.9333                  3.1017                   4.0533
     7/1/2004             9/30/2004                 5.2767                  4.0133                   5.1767
    10/1/2004            12/31/2004                 6.4667                  4.5233                   6.3733

     1/1/2005             3/31/2005                 8.95                    5.5467                   8.0333
     4/1/2005             6/30/2005                 8.1667                  5.2833                   5.3833
     7/1/2005             9/30/2005                 7.88                    4.9333                   7.74
    10/1/2005            12/30/2005                 7.8267                  5.7833                   7.1333

     1/1/2006             3/31/2006                10.65                    6.9833                  10.4733
     4/1/2006             6/30/2006                12.5767                  8.2033                  10.7333
     7/1/2006             9/29/2006                11.15                    8.6167                   9.4767
    10/1/2006            12/29/2006                11.25                    9.2467                   9.9933

     1/1/2007             3/31/2007                14.42                    9.1667                  14.28
     4/1/2007             6/30/2007                18.34                   14.0333                  17.24
     7/1/2007             9/30/2007                23.7233                 13.6433                  23.5067
    10/1/2007            12/31/2007                30.7067                 22.27                    29.8567

     1/1/2008             3/31/2008                41.98                   24.32                    35.99
     4/1/2008             4/25/2008                45.13                   35.5101                  42.75


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Companhia Vale do Rio Doce (ADS)
                                    (02 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day            Period-End
                                                Price of the            Price of the          Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock         the Reference
       Date                 Date                   in ($)                  in ($)               Stock in ($)
       ----                 ----                   ------                  ------               ------------
     4/1/2004             6/30/2004                5.9333                  3.1017                   4.0533
     7/1/2004             9/30/2004                5.2767                  4.0133                   5.1767
    10/1/2004            12/31/2004                6.4667                  4.5233                   6.3733

     1/1/2005             3/31/2005                8.95                    5.5467                   8.0333
     4/1/2005             6/30/2005                8.1667                  5.2833                   5.3833
     7/1/2005             9/30/2005                7.88                    4.9333                   7.74
    10/1/2005            12/30/2005                7.8267                  5.7833                   7.1333

     1/1/2006             3/31/2006               10.65                    6.9833                  10.4733
     4/1/2006             6/30/2006               12.5767                  8.2033                  10.7333
     7/1/2006             9/29/2006               11.15                    8.6167                   9.4767
    10/1/2006            12/29/2006               11.25                    9.2467                   9.9933

     1/1/2007             3/31/2007               14.42                    9.1667                  14.28
     4/1/2007             6/30/2007               18.34                   14.0333                  17.24
     7/1/2007             9/30/2007               23.7233                 13.6433                  23.5067
    10/1/2007            12/31/2007               30.7067                 22.27                    29.8567

     1/1/2008             3/31/2008               41.98                   24.32                    35.99
     4/1/2008             4/25/2008               40.38                   34.16                    37.92


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              General Motors Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day            Period-End
                                                Price of the            Price of the          Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock         the Reference
       Date                 Date                   in ($)                  in ($)               Stock in ($)
       ----                 ----                   ------                  ------               ------------
     4/1/2004             6/30/2004                50.04                   42.88                    46.59
     7/1/2004             9/30/2004                46.93                   40.53                    42.48
    10/1/2004            12/31/2004                43.29                   36.9                     40.06

     1/1/2005             3/31/2005                40.8                    27.98                    29.39
     4/1/2005             6/30/2005                36.65                   24.67                    34
     7/1/2005             9/30/2005                37.7                    30.21                    30.61
    10/1/2005            12/30/2005                31.5                    18.33                    19.42

     1/1/2006             3/31/2006                24.6                    18.47                    21.27
     4/1/2006             6/30/2006                30.56                   19                       29.79
     7/1/2006             9/29/2006                33.64                   27.12                    33.26
    10/1/2006            12/29/2006                36.56                   28.49                    30.72

     1/1/2007             3/31/2007                37.24                   28.81                    30.64
     4/1/2007             6/30/2007                38.66                   28.86                    37.8
     7/1/2007             9/30/2007                38.27                   29.1                     36.7
    10/1/2007            12/31/2007                43.2                    24.5                     24.89

     1/1/2008             3/31/2008                29.28                   17.47                    19.05
     4/1/2008             4/25/2008                22.86                   18.72                    21.38


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Gerdau S.A. (ADS)
                                    (99 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day            Period-End
                                                Price of the            Price of the          Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock         the Reference
       Date                 Date                   in ($)                  in ($)               Stock in ($)
       ----                 ----                   ------                  ------               ------------
     4/1/2004             6/30/2004                 5.5556                  3.5378                   5.3867
     7/1/2004             9/30/2004                 7.8844                  5.2711                   7.2667
    10/1/2004            12/31/2004                 8.3556                  6.0933                   8

     1/1/2005             3/31/2005                 9.2311                  6.7067                   7.3333
     4/1/2005             6/30/2005                 7.5822                  5.8133                   6.4867
     7/1/2005             9/30/2005                10.1133                  5.8667                   9.9533
    10/1/2005            12/30/2005                11.4667                  8.148                   11.12

     1/1/2006             3/31/2006                16.7667                 11.1533                  15.0133
     4/1/2006             6/30/2006                18.16                   11.9                     14.91
     7/1/2006             9/29/2006                16.45                   12.51                    13.55
    10/1/2006            12/29/2006                16.55                   13.15                    16

     1/1/2007             3/31/2007                19.19                   14.85                    18.13
     4/1/2007             6/30/2007                26.04                   18.15                    25.72
     7/1/2007             9/30/2007                28.15                   15.59                    26.22
    10/1/2007            12/31/2007                31.85                   24.98                    29.01

     1/1/2008             3/31/2008                34.76                   22.6                     30.57
     4/1/2008             4/25/2008                39.07                   31.04                    37.13


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              J.C. Penney Co. Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day            Period-End
                                                Price of the            Price of the          Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock         the Reference
       Date                 Date                   in ($)                  in ($)               Stock in ($)
       ----                 ----                   ------                  ------               ------------
     4/1/2004             6/30/2004                39.23                   31.1                     37.76
     7/1/2004             9/30/2004                41.5                    34.88                    35.28
    10/1/2004            12/31/2004                41.82                   34.03                    41.4

     1/1/2005             3/31/2005                53.44                   40.26                    51.92
     4/1/2005             6/30/2005                53.71                   43.8                     52.58
     7/1/2005             9/30/2005                57.99                   45.28                    47.42
    10/1/2005            12/30/2005                56.99                   44.16                    55.6

     1/1/2006             3/31/2006                63.14                   54.18                    60.41
     4/1/2006             6/30/2006                68.8                    57.43                    67.51
     7/1/2006             9/29/2006                69.49                   61.2                     68.39
    10/1/2006            12/29/2006                82.49                   67.6                     77.36

     1/1/2007             3/31/2007                87.18                   75.23                    82.16
     4/1/2007             6/30/2007                84.7                    69.1                     72.38
     7/1/2007             9/30/2007                76.99                   61.54                    63.37
    10/1/2007            12/31/2007                69.25                   39.98                    43.99

     1/1/2008             3/31/2008                51.42                   33.27                    37.71
     4/1/2008             4/25/2008                43.40                   37.80                    43.20


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  Netflix Inc.
                                    (02 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day            Period-End
                                                Price of the            Price of the          Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock         the Reference
       Date                 Date                   in ($)                  in ($)               Stock in ($)
       ----                 ----                   ------                  ------               ------------
     4/1/2004             6/30/2004                38.62                   25.17                    36
     7/1/2004             9/30/2004                36.07                   13.85                    15.42
    10/1/2004            12/31/2004                19.6                     9.25                    12.33

     1/1/2005             3/31/2005                13.12                    8.91                    10.85
     4/1/2005             6/30/2005                19.27                   10.51                    16.41
     7/1/2005             9/30/2005                26.65                   16                       25.99
    10/1/2005            12/30/2005                30.25                   22.54                    27.06

     1/1/2006             3/31/2006                29.92                   23.09                    28.99
     4/1/2006             6/30/2006                33.12                   25.8                     27.21
     7/1/2006             9/29/2006                27.56                   18.12                    22.78
    10/1/2006            12/29/2006                30                      21.95                    25.86

     1/1/2007             3/31/2007                26.8                    20.3                     23.19
     4/1/2007             6/30/2007                25.99                   19.05                    19.39
     7/1/2007             9/30/2007                22.1                    15.62                    20.7499
    10/1/2007            12/31/2007                29.14                   20.59                    26.62

     1/1/2008             3/31/2008                39.65                   20.35                    34.65
     4/1/2008             4/25/2008                40.90                   29.45                    33.96


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          Oriental Financial Group Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day            Period-End
                                                Price of the            Price of the          Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock         the Reference
       Date                 Date                   in ($)                  in ($)               Stock in ($)
       ----                 ----                   ------                  ------               ------------
     4/1/2004             6/30/2004                29.9455                 22.8182                  24.6091
     7/1/2004             9/30/2004                26.6818                 22.6818                  24.6
    10/1/2004            12/31/2004                28.8091                 24.3                     28.31

     1/1/2005             3/31/2005                29.15                   22.68                    23.42
     4/1/2005             6/30/2005                23.79                   13.4                     15.26
     7/1/2005             9/30/2005                16.67                   12.09                    12.24
    10/1/2005            12/30/2005                13.55                   10.3                     12.36

     1/1/2006             3/31/2006                14.5                    12.06                    14.45
     4/1/2006             6/30/2006                14.31                   11.85                    12.76
     7/1/2006             9/29/2006                12.91                   11.66                    11.92
    10/1/2006            12/29/2006                13.78                   11.28                    12.95

     1/1/2007             3/31/2007                14.15                   11.42                    11.78
     4/1/2007             6/30/2007                12.52                   10.74                    10.91
     7/1/2007             9/30/2007                11.74                    8.09                    11.5
    10/1/2007            12/31/2007                14.91                   10.74                    13.41

     1/1/2008             3/31/2008                24.37                   12.34                    19.71
     4/1/2008             4/25/2008                20.8846                 18.40                    19.47


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          Petroleo Brasileiro S/A (ADS)
                                    (01 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day            Period-End
                                                Price of the            Price of the          Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock         the Reference
       Date                 Date                   in ($)                  in ($)               Stock in ($)
       ----                 ----                   ------                  ------               ------------
     4/1/2004             6/30/2004                17.82                   11.845                  14.035
     7/1/2004             9/30/2004                18.05                   13.3                    17.625
    10/1/2004            12/31/2004                20.285                  16.9                    19.89

     1/1/2005             3/31/2005                25.1                    18.605                  22.09
     4/1/2005             6/30/2005                26.635                  20.08                   26.065
     7/1/2005             9/30/2005                37.1                    24.675                  35.745
    10/1/2005            12/30/2005                36.9737                 29.015                  35.635

     1/1/2006             3/31/2006                47.485                  36.33                   43.335
     4/1/2006             6/30/2006                53.725                  34.5                    44.655
     7/1/2006             9/29/2006                48.185                  36.89                   41.915
    10/1/2006            12/29/2006                51.495                  38.625                  51.495

     1/1/2007             3/31/2007                51.91                   41.38                   49.755
     4/1/2007             6/30/2007                62.365                  49.26                   60.635
     7/1/2007             9/30/2007                77.12                   48.75                   75.5
    10/1/2007            12/31/2007               119.16                   72.85                  115.24

     1/1/2008             3/31/2008               125.48                   88.69                  102.11
     4/1/2008             4/25/2008               130.92                  100.93                  123.33


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Potash Corp. of Saskatchewan Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day            Period-End
                                                Price of the            Price of the          Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock         the Reference
       Date                 Date                   in ($)                  in ($)               Stock in ($)
       ----                 ----                   ------                  ------               ------------
     4/1/2004             6/30/2004                16.1667                 13.1533                  16.15
     7/1/2004             9/30/2004                21.4167                 15.2583                  21.39
    10/1/2004            12/31/2004                28                      20.2167                  27.6867

     1/1/2005             3/31/2005                30.6667                 24.302                   29.17
     4/1/2005             6/30/2005                35.5567                 26.4233                  31.86
     7/1/2005             9/30/2005                38.3833                 30.95                    31.1067
    10/1/2005            12/30/2005                31.1067                 24.2567                  26.74

     1/1/2006             3/31/2006                33.08                   26.05                    29.3633
     4/1/2006             6/30/2006                35.4667                 26.28                    28.6567
     7/1/2006             9/29/2006                35.4933                 27.3433                  34.73
    10/1/2006            12/29/2006                49.0633                 33.8333                  47.8267

     1/1/2007             3/31/2007                56.3533                 44.05                    53.31
     4/1/2007             6/30/2007                80.85                   52.8233                  77.97
     7/1/2007             9/30/2007                109.4                   71.5                    105.7
    10/1/2007            12/31/2007               151.9                    97.36                   143.96

     1/1/2008             3/31/2008               166.4                   105.52                   155.21
     4/1/2008             4/25/2008               215.97                  150.44                   207.08


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Research in Motion Ltd.
                                    (99 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day            Period-End
                                                Price of the            Price of the          Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock         the Reference
       Date                 Date                   in ($)                  in ($)               Stock in ($)
       ----                 ----                   ------                  ------               ------------
     4/1/2004             6/30/2004                23.0867                 14.1683                  22.8167
     7/1/2004             9/30/2004                25.81                   17.4163                  25.4467
    10/1/2004            12/31/2004                34.52                   24.0567                  27.4733

     1/1/2005             3/31/2005                27.88                   20.0933                  25.4733
     4/1/2005             6/30/2005                28.1833                 20.6233                  24.5967
     7/1/2005             9/30/2005                27.4967                 22.3733                  22.7667
    10/1/2005            12/30/2005                23.15                   17                       22.0033

     1/1/2006             3/31/2006                30.1767                 20.95                    28.2933
     4/1/2006             6/30/2006                29.37                   20.3433                  23.2567
     7/1/2006             9/29/2006                34.8333                 20.7067                  34.2167
    10/1/2006            12/29/2006                47.5533                 32.9167                  42.5933

     1/1/2007             3/31/2007                49.0167                 39.9167                  45.4967
     4/1/2007             6/30/2007                66.86                   42.9333                  66.6633
     7/1/2007             9/30/2007               100.98                   61.54                    98.55
    10/1/2007            12/31/2007               137.01                   95.02                   113.4

     1/1/2008             3/31/2008               118.35                   80.2                    112.23
     4/1/2008             4/25/2008               126.60                  111.90                   120.04


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  Target Corp.
                                    (99 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day            Period-End
                                                Price of the            Price of the          Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock         the Reference
       Date                 Date                   in ($)                  in ($)               Stock in ($)
       ----                 ----                   ------                  ------               ------------
     4/1/2004             6/30/2004                47.4                    41.18                    42.47
     7/1/2004             9/30/2004                46.9                    40.03                    45.25
    10/1/2004            12/31/2004                54.14                   45.3                     51.93

     1/1/2005             3/31/2005                53.26                   47.75                    50.02
     4/1/2005             6/30/2005                56.24                   45.55                    54.41
     7/1/2005             9/30/2005                60                      49.89                    51.93
    10/1/2005            12/30/2005                59.29                   50.77                    54.97

     1/1/2006             3/31/2006                55.89                   51.9                     52.01
     4/1/2006             6/30/2006                55.13                   47.26                    48.87
     7/1/2006             9/29/2006                56.67                   44.7                     55.25
    10/1/2006            12/29/2006                60.34                   54.6                     57.05

     1/1/2007             3/31/2007                64.74                   56.61                    59.26
     4/1/2007             6/30/2007                65.07                   56.8                     63.6
     7/1/2007             9/30/2007                70.75                   56.06                    63.57
    10/1/2007            12/31/2007                68.5                    48.85                    50

     1/1/2008             3/31/2008                57.32                   47.01                    50.68
     4/1/2008             4/25/2008                55.1                    51.06                    53.98


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  Tesoro Corp.
                                    (01 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day            Period-End
                                                Price of the            Price of the          Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock         the Reference
       Date                 Date                   in ($)                  in ($)               Stock in ($)
       ----                 ----                   ------                  ------               ------------
     4/1/2004             6/30/2004                13.875                   8.875                   13.8
     7/1/2004             9/30/2004                15.85                   10.88                    14.765
    10/1/2004            12/31/2004                17.325                  13.875                   15.93

     1/1/2005             3/31/2005                19.1                    14.125                   18.51
     4/1/2005             6/30/2005                24.935                  17.025                   23.26
     7/1/2005             9/30/2005                35.91                   23.055                   33.62
    10/1/2005            12/30/2005                34.65                   26.015                   30.775

     1/1/2006             3/31/2006                36.99                   28.8355                  34.17
     4/1/2006             6/30/2006                37.87                   30.16                    37.18
     7/1/2006             9/29/2006                38.4                    26.475                   28.99
    10/1/2006            12/29/2006                36.55                   27.33                    32.885

     1/1/2007             3/31/2007                51.395                  31.465                   50.215
     4/1/2007             6/30/2007                64.65                   50.055                   57.15
     7/1/2007             9/30/2007                62                      42.64                    46.02
    10/1/2007            12/31/2007                65.98                   44.53                    47.7

     1/1/2008             3/31/2008                48.35                   26.55                    30
     4/1/2008             4/25/2008                33.40                   25.06                    26.43


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Mosaic Co.
                                    (03 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day            Period-End
                                                Price of the            Price of the          Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock         the Reference
       Date                 Date                   in ($)                  in ($)               Stock in ($)
       ----                 ----                   ------                  ------               ------------
     4/1/2004             6/30/2004                 N/A                     N/A                      N/A
     7/1/2004             9/30/2004                 N/A                     N/A                      N/A
    10/1/2004            12/31/2004                18.58                   14.8                     16.32

     1/1/2005             3/31/2005                17.42                   14.59                    17.06
     4/1/2005             6/30/2005                17.16                   12.36                    15.56
     7/1/2005             9/30/2005                17.99                   15.11                    16.02
    10/1/2005            12/30/2005                15.62                   12.5                     14.63

     1/1/2006             3/31/2006                17.14                   13.78                    14.35
     4/1/2006             6/30/2006                17.28                   13.31                    15.65
     7/1/2006             9/29/2006                17.13                   14.03                    16.9
    10/1/2006            12/29/2006                23.54                   16.2                     21.36

     1/1/2007             3/31/2007                28.84                   19.49                    26.66
     4/1/2007             6/30/2007                41                      26.44                    39.02
     7/1/2007             9/30/2007                54.83                   32.5                     53.52
    10/1/2007            12/31/2007                97.6                    48.72                    94.34

     1/1/2008             3/31/2008               119.78                   71                      102.6
     4/1/2008             4/25/2008               143.32                   95                      131.30


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Valero Energy Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day            Period-End
                                                Price of the            Price of the          Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock         the Reference
       Date                 Date                   in ($)                  in ($)               Stock in ($)
       ----                 ----                   ------                  ------               ------------
     4/1/2004             6/30/2004                18.725                  13.9725                  18.44
     7/1/2004             9/30/2004                20.2975                 15.895                   20.0525
    10/1/2004            12/31/2004                23.91                   19.415                   22.7

     1/1/2005             3/31/2005                38.575                  21.005                   36.635
     4/1/2005             6/30/2005                41.125                  28.9                     39.555
     7/1/2005             9/30/2005                58.625                  39.375                   56.53
    10/1/2005            12/30/2005                58.145                  45.855                   51.6

     1/1/2006             3/31/2006                63.7                    47.99                    59.78
     4/1/2006             6/30/2006                70.75                   55.19                    66.52
     7/1/2006             9/29/2006                68.83                   46.84                    51.47
    10/1/2006            12/29/2006                57.09                   47.52                    51.16

     1/1/2007             3/31/2007                66.02                   47.66                    64.49
     4/1/2007             6/30/2007                77.89                   63.53                    73.86
     7/1/2007             9/30/2007                78.68                   60                       67.18
    10/1/2007            12/27/2007                75.75                   60.8                     70.03

     1/1/2008             3/31/2008                71.12                   44.94                    49.11
     4/1/2008             4/25/2008                55                      47.58                    51.85


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Blue Coat Systems Inc.
                                    (00 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day            Period-End
                                                Price of the            Price of the          Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock         the Reference
       Date                 Date                   in ($)                  in ($)               Stock in ($)
       ----                 ----                   ------                  ------               ------------
     4/1/2004             6/30/2004                32.855                  13.625                   16.745
     7/1/2004             9/30/2004                16.755                   5.125                    7.2
    10/1/2004            12/31/2004                10.53                    7.28                     9.305

     1/1/2005             3/31/2005                13.28                    8.63                    11.75
     4/1/2005             6/30/2005                15.2                     6.93                    14.94
     7/1/2005             9/30/2005                22.195                  14.5                     21.74
    10/1/2005            12/30/2005                26.365                  19.335                   22.86

     1/1/2006             3/31/2006                22.625                   9.375                   10.87
     4/1/2006             6/30/2006                11.925                   7.33                     8.43
     7/1/2006             9/29/2006                10.24                    6.43                     9.005
    10/1/2006            12/29/2006                13.25                    8.97                    11.975

     1/1/2007             3/31/2007                19.64                   11                       18.365
     4/1/2007             6/30/2007                25.23                   16.645                   24.76
     7/1/2007             9/30/2007                44.9                    23.75                    39.38
    10/1/2007            12/27/2007                53.37                   30.51                    32.87

     1/1/2008             3/31/2008                33.2                    19.96                    22.04
     4/1/2008             4/25/2008                23.94                   19.04                    22.10


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Trina Solar Ltd. (ADS)
                                    (07 - 08)
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day            Period-End
                                                Price of the            Price of the          Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock         the Reference
       Date                 Date                   in ($)                  in ($)               Stock in ($)
       ----                 ----                   ------                  ------               ------------
     4/1/2004             6/30/2004                 N/A                     N/A                      N/A
     7/1/2004             9/30/2004                 N/A                     N/A                      N/A
    10/1/2004            12/31/2004                 N/A                     N/A                      N/A

     1/1/2005             3/31/2005                 N/A                     N/A                      N/A
     4/1/2005             6/30/2005                 N/A                     N/A                      N/A
     7/1/2005             9/30/2005                 N/A                     N/A                      N/A
    10/1/2005            12/30/2005                 N/A                     N/A                      N/A

     1/1/2006             3/31/2006                 N/A                     N/A                      N/A
     4/1/2006             6/30/2006                 N/A                     N/A                      N/A
     7/1/2006             9/29/2006                 N/A                     N/A                      N/A
    10/1/2006            12/29/2006                26.75                   18.5                     18.9

     1/1/2007             3/31/2007                50.94                   17.056                   44.08
     4/1/2007             6/30/2007                68.9                    38.76                    51.45
     7/1/2007             9/30/2007                73.06                   38.8                     56.97
    10/1/2007            12/31/2007                68.26                   32.55                    53.8

     1/1/2008             3/31/2008                56.5                    25.88                    30.74
     4/1/2008             4/25/2008                45.72                   30.27                    41.96


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Bank of America Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day            Period-End
                                                Price of the            Price of the          Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock         the Reference
       Date                 Date                   in ($)                  in ($)               Stock in ($)
       ----                 ----                   ------                  ------               ------------
     4/1/2004             6/30/2004                42.84                   38.505                   42.31
     7/1/2004             9/30/2004                44.99                   41.7                     43.33
    10/1/2004            12/31/2004                47.47                   42.94                    46.99

     1/1/2005             3/31/2005                47.2                    43.4                     44.1
     4/1/2005             6/30/2005                47.44                   43.47                    45.61
     7/1/2005             9/30/2005                46.05                   41.13                    42.1
    10/1/2005            12/30/2005                47.25                   41.38                    46.15

     1/1/2006             3/31/2006                47.24                   42.75                    45.54
     4/1/2006             6/30/2006                50.5                    45.26                    48.1
     7/1/2006             9/29/2006                54                      47.59                    53.57
    10/1/2006            12/29/2006                55.08                   51.32                    53.39

     1/1/2007             3/31/2007                54.21                   48.36                    51.02
     4/1/2007             6/30/2007                52.2                    48.55                    48.89
     7/1/2007             9/30/2007                52.78                   46.52                    50.27
    10/1/2007            12/31/2007                52.96                   40.61                    41.26

     1/1/2008             3/31/2008                45.08                   33.12                    37.91
     4/1/2008             4/25/2008                41.8641                 35.27                    38.30


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 CNH Global N.V.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day            Period-End
                                                Price of the            Price of the          Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock         the Reference
       Date                 Date                   in ($)                  in ($)               Stock in ($)
       ----                 ----                   ------                  ------               ------------
     4/1/2004             6/30/2004                21.9                    17.8                     20.64
     7/1/2004             9/30/2004                21                      16.28                    19.58
    10/1/2004            12/31/2004                20                      16.18                    19.37

     1/1/2005             3/31/2005                19.55                   16.5                     18.79
     4/1/2005             6/30/2005                19.24                   16.7                     18.89
     7/1/2005             9/30/2005                22.38                   18.68                    19.7
    10/1/2005            12/30/2005                20.66                   15.79                    18.54

     1/1/2006             3/31/2006                26.65                   17.85                    25.78
     4/1/2006             6/30/2006                30.6                    20.28                    23.92
     7/1/2006             9/29/2006                24.58                   18.76                    23.21
    10/1/2006            12/29/2006                30.48                   21.63                    27.3

     1/1/2007             3/31/2007                41.09                   25.8                     37.29
     4/1/2007             6/30/2007                53                      35.6                     51.09
     7/1/2007             9/30/2007                63.9                    42.56                    60.74
    10/1/2007            12/31/2007                68.11                   49.56                    65.82

     1/1/2008             3/31/2008                70                      41.01                    52.03
     4/1/2008             4/25/2008                58                      45.23                    46.59


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Diana Shipping Inc.
                                    (05 - 08)
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day            Period-End
                                                Price of the            Price of the          Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock         the Reference
       Date                 Date                   in ($)                  in ($)               Stock in ($)
       ----                 ----                   ------                  ------               ------------
     4/1/2004             6/30/2004                 N/A                     N/A                      N/A
     7/1/2004             9/30/2004                 N/A                     N/A                      N/A
    10/1/2004            12/31/2004                 N/A                     N/A                      N/A

     1/1/2005             3/31/2005                18.2                    15.5                     16.54
     4/1/2005             6/30/2005                17.2                    13                       14.64
     7/1/2005             9/30/2005                16.9                    12.32                    16.5
    10/1/2005            12/30/2005                16.99                   11.4                     12.86

     1/1/2006             3/31/2006                13.59                   11.09                    12.11
     4/1/2006             6/30/2006                12.59                    9.5                     10.75
     7/1/2006             9/29/2006                14.15                   10                       13.33
    10/1/2006            12/29/2006                15.95                   13.09                    15.81

     1/1/2007             3/31/2007                20.79                   15.71                    17.61
     4/1/2007             6/30/2007                23.15                   17.51                    22.4
     7/1/2007             9/30/2007                29.68                   19.5                     28.5
    10/1/2007            12/31/2007                45.15                   26.8                     31.46

     1/1/2008             3/31/2008                32.11                   20.15                    26.32
     4/1/2008             4/25/2008                31.11                   25.92                    30.84


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  Goldcorp Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day            Period-End
                                                Price of the            Price of the          Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock         the Reference
       Date                 Date                   in ($)                  in ($)               Stock in ($)
       ----                 ----                   ------                  ------               ------------
     4/1/2004             6/30/2004                15.05                   10.11                    11.67
     7/1/2004             9/30/2004                13.94                   10.93                    13.86
    10/1/2004            12/31/2004                15.79                   13.02                    15.04

     1/1/2005             3/31/2005                15.51                   12.85                    14.21
     4/1/2005             6/30/2005                16.1                    12.04                    15.78
     7/1/2005             9/30/2005                21.06                   15.01                    20.04
    10/1/2005            12/30/2005                22.78                   17.49                    22.28

     1/1/2006             3/31/2006                30.44                   22.28                    29.25
     4/1/2006             6/30/2006                41.66                   24.07                    30.22
     7/1/2006             9/29/2006                31.59                   21.63                    23.6
    10/1/2006            12/29/2006                31.47                   20.35                    28.44

     1/1/2007             3/31/2007                29.49                   23.01                    24.02
     4/1/2007             6/30/2007                26.93                   22.36                    23.69
     7/1/2007             9/30/2007                30.99                   21                       30.56
    10/1/2007            12/31/2007                38.11                   29.25                    33.93

     1/1/2008             3/31/2008                46.3                    31.86                    38.75
     4/1/2008             4/25/2008                43.43                   36.15                    36.59


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              JPMorgan Chase & Co.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day            Period-End
                                                Price of the            Price of the          Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock         the Reference
       Date                 Date                   in ($)                  in ($)               Stock in ($)
       ----                 ----                   ------                  ------               ------------
     4/1/2004             6/30/2004                42.57                   34.62                    38.77
     7/1/2004             9/30/2004                40.25                   35.496                   39.73
    10/1/2004            12/31/2004                40.45                   36.321                   39.01

     1/1/2005             3/31/2005                39.69                   34.32                    34.6
     4/1/2005             6/30/2005                36.5                    33.35                    35.32
     7/1/2005             9/30/2005                35.95                   33.31                    33.93
    10/1/2005            12/30/2005                40.56                   32.92                    39.69

     1/1/2006             3/31/2006                42.43                   37.88                    41.64
     4/1/2006             6/30/2006                46.8                    39.33                    42
     7/1/2006             9/29/2006                47.49                   40.4                     46.96
    10/1/2006            12/29/2006                49                      45.51                    48.3

     1/1/2007             3/31/2007                51.95                   45.91                    48.38
     4/1/2007             6/30/2007                53.25                   47.7                     48.45
     7/1/2007             9/30/2007                50.48                   42.16                    45.82
    10/1/2007            12/31/2007                48.02                   40.15                    43.65

     1/1/2008             3/31/2008                49.29                   36.01                    42.95
     4/1/2008             4/25/2008                47.87                   41.17                    47.79


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          Lehman Brothers Holdings Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day            Period-End
                                                Price of the            Price of the          Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock         the Reference
       Date                 Date                   in ($)                  in ($)               Stock in ($)
       ----                 ----                   ------                  ------               ------------
     4/1/2004             6/30/2004                42.195                  34.75                    37.625
     7/1/2004             9/30/2004                40.42                   33.625                   39.86
    10/1/2004            12/31/2004                44.73                   38.21                    43.74

     1/1/2005             3/31/2005                48.465                  42.705                   47.08
     4/1/2005             6/30/2005                49.955                  42.96                    49.64
     7/1/2005             9/30/2005                58.97                   48.755                   58.24
    10/1/2005            12/30/2005                66.58                   51.86                    64.085

     1/1/2006             3/31/2006                74.79                   62.91                    72.265
     4/1/2006             6/30/2006                78.845                  58.37                    65.15
     7/1/2006             9/29/2006                74.67                   59.25                    73.86
    10/1/2006            12/29/2006                78.89                   71.08                    78.12

     1/1/2007             3/31/2007                86.18                   68.07                    70.07
     4/1/2007             6/30/2007                82.05                   68.6                     74.52
     7/1/2007             9/30/2007                76.99                   49.06                    61.73
    10/1/2007            12/31/2007                67.73                   52.7                     65.44

     1/1/2008             3/31/2008                66.58                   20.25                    37.64
     4/1/2008             4/25/2008                48.50                   37.80                    46.87


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Peabody Energy Corp.
                                    (01 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day            Period-End
                                                Price of the            Price of the          Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock         the Reference
       Date                 Date                   in ($)                  in ($)               Stock in ($)
       ----                 ----                   ------                  ------               ------------
     4/1/2004             6/30/2004                13.1096                  9.7719                  13.1049
     7/1/2004             9/30/2004                14.1441                 11.8761                  13.9265
    10/1/2004            12/31/2004                20.3163                 12.6438                  18.9377

     1/1/2005             3/31/2005                23.8459                 17.2009                  21.7019
     4/1/2005             6/30/2005                26.4252                 18.4204                  24.3608
     7/1/2005             9/30/2005                40.2814                 24.3467                  39.4856
    10/1/2005            12/30/2005                40.7027                 32.9695                  38.5822

     1/1/2006             3/31/2006                49.185                  38.6056                  47.1955
     4/1/2006             6/30/2006                71.4252                 43.8251                  52.195
     7/1/2006             9/29/2006                56.0804                 30.8395                  34.4347
    10/1/2006            12/29/2006                45.4916                 31.8787                  37.8332

     1/1/2007             3/31/2007                41.756                  33.8916                  37.674
     4/1/2007             6/30/2007                52.2044                 37.4119                  45.295
     7/1/2007             9/30/2007                47.7385                 35.9701                  44.8175
    10/1/2007            12/31/2007                62.55                   44.4898                  61.64

     1/1/2008             3/31/2008                63.97                   42.05                    51
     4/1/2008             4/25/2008                71.28                   49.38                    64.01


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Rowan Cos. Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day            Period-End
                                                Price of the            Price of the          Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock         the Reference
       Date                 Date                   in ($)                  in ($)               Stock in ($)
       ----                 ----                   ------                  ------               ------------
     4/1/2004             6/30/2004                24.7                    20.44                    24.33
     7/1/2004             9/30/2004                27.05                   21.71                    26.4
    10/1/2004            12/31/2004                27.26                   23.19                    25.9

     1/1/2005             3/31/2005                33.04                   24.57                    29.93
     4/1/2005             6/30/2005                31.57                   24.53                    29.71
     7/1/2005             9/30/2005                38.1                    29.01                    35.49
    10/1/2005            12/30/2005                39.5                    28.87                    35.64

     1/1/2006             3/31/2006                45.61                   36.16                    43.96
     4/1/2006             6/30/2006                48.15                   33.13                    35.59
     7/1/2006             9/29/2006                36.77                   29.75                    31.63
    10/1/2006            12/29/2006                37.99                   29.03                    33.2

     1/1/2007             3/31/2007                33.77                   29.48                    32.47
     4/1/2007             6/30/2007                41.61                   32.56                    40.98
     7/1/2007             9/30/2007                46.16                   34.1                     36.58
    10/1/2007            12/31/2007                41.3                    34.79                    39.46

     1/1/2008             3/31/2008                42.49                   30.49                    41.18
     4/1/2008             4/25/2008                43.83                   39.36                    40.49


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Suncor Energy Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day            Period-End
                                                Price of the            Price of the          Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock         the Reference
       Date                 Date                   in ($)                  in ($)               Stock in ($)
       ----                 ----                   ------                  ------               ------------
     4/1/2004             6/30/2004                28.09                   22.55                    25.61
     7/1/2004             9/30/2004                32.63                   24.9                     32.01
    10/1/2004            12/31/2004                36.15                   31.16                    35.4

     1/1/2005             3/31/2005                41.7                    31.33                    40.21
     4/1/2005             6/30/2005                48.95                   35.38                    47.32
     7/1/2005             9/30/2005                62.5                    47.4                     60.53
    10/1/2005            12/30/2005                66                      48.09                    63.13

     1/1/2006             3/31/2006                82.15                   63.56                    77.02
     4/1/2006             6/30/2006                89.88                   67.36                    81.01
     7/1/2006             9/29/2006                86.78                   63.77                    72.05
    10/1/2006            12/29/2006                82.08                   64.06                    78.91

     1/1/2007             3/31/2007                77.79                   67.78                    76.35
     4/1/2007             6/30/2007                93.52                   75.71                    89.92
     7/1/2007             9/30/2007               100.11                   82.37                    94.81
    10/1/2007            12/31/2007               117.98                   91.4                    108.73

     1/1/2008             3/31/2008               113.46                   79.34                    96.35
     4/1/2008             4/25/2008               121.30                   92.62                   115.13


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Tyson Foods Inc. (CI A)
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day            Period-End
                                                Price of the            Price of the          Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock         the Reference
       Date                 Date                   in ($)                  in ($)               Stock in ($)
       ----                 ----                   ------                  ------               ------------
     4/1/2004             6/30/2004                20.98                   18.01                    20.95
     7/1/2004             9/30/2004                21.28                   15.52                    16.02
    10/1/2004            12/31/2004                18.51                   13.97                    18.4

     1/1/2005             3/31/2005                18.5                    16.22                    16.68
     4/1/2005             6/30/2005                19.25                   15.9                     17.8
     7/1/2005             9/30/2005                19.91                   16.7                     18.05
    10/1/2005            12/30/2005                19.5                    15.7                     17.1

     1/1/2006             3/31/2006                17.08                   12.57                    13.74
     4/1/2006             6/30/2006                17.33                   12.75                    14.86
     7/1/2006             9/29/2006                16.7                    13.05                    15.88
    10/1/2006            12/29/2006                17.09                   14.1                     16.45

     1/1/2007             3/31/2007                19.56                   15.67                    19.41
     4/1/2007             6/30/2007                24.32                   19.32                    23.04
     7/1/2007             9/30/2007                24.04                   17.79                    17.85
    10/1/2007            12/31/2007                18.79                   13.5                     15.33

     1/1/2008             3/31/2008                17.4405                 12.81                    15.95
     4/1/2008             4/25/2008                19.50                   16.04                    18.15


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Warner Music Group Corp.
                                    (05 - 08)
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day            Period-End
                                                Price of the            Price of the          Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock         the Reference
       Date                 Date                   in ($)                  in ($)               Stock in ($)
       ----                 ----                   ------                  ------               ------------
     4/1/2004             6/30/2004                 N/A                     N/A                      N/A
     7/1/2004             9/30/2004                 N/A                     N/A                      N/A
    10/1/2004            12/31/2004                 N/A                     N/A                      N/A

     1/1/2005             3/31/2005                 N/A                     N/A                      N/A
     4/1/2005             6/30/2005                17.04                   14.9                     16.2
     7/1/2005             9/30/2005                18.8                    14.7                     18.51
    10/1/2005            12/30/2005                19.55                   15.03                    19.27

     1/1/2006             3/31/2006                22.85                   19.23                    21.69
     4/1/2006             6/30/2006                31                      21.5                     29.48
     7/1/2006             9/29/2006                30.59                   22.3                     25.95
    10/1/2006            12/29/2006                27.24                   22.72                    22.95

     1/1/2007             3/31/2007                23.92                   15.85                    17.06
     4/1/2007             6/30/2007                18.22                   14.08                    14.45
     7/1/2007             9/30/2007                15.71                    9.41                    10.1
    10/1/2007            12/31/2007                11.5                     5.85                     6.06

     1/1/2008             3/31/2008                 9                       4.57                     4.98
     4/1/2008             4/25/2008                 8.49                    4.76                     8.38


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Wells Fargo & Co.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day            Period-End
                                                Price of the            Price of the          Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock         the Reference
       Date                 Date                   in ($)                  in ($)               Stock in ($)
       ----                 ----                   ------                  ------               ------------
     4/1/2004             6/30/2004                29.86                   27.16                    28.615
     7/1/2004             9/30/2004                29.93                   28.06                    29.815
    10/1/2004            12/31/2004                32.02                   28.775                   31.075

     1/1/2005             3/31/2005                31.375                  29.075                   29.9
     4/1/2005             6/30/2005                31.11                   28.885                   30.79
     7/1/2005             9/30/2005                31.435                  29                       29.285
    10/1/2005            12/30/2005                32.35                   28.81                    31.415

     1/1/2006             3/31/2006                32.755                  30.31                    31.935
     4/1/2006             6/30/2006                34.855                  31.9                     33.54
     7/1/2006             9/29/2006                36.89                   33.355                   36.18
    10/1/2006            12/29/2006                36.99                   34.9                     35.56

     1/1/2007             3/31/2007                36.64                   33.01                    34.43
     4/1/2007             6/30/2007                36.49                   33.93                    35.17
     7/1/2007             9/30/2007                37.99                   32.66                    35.62
    10/1/2007            12/31/2007                37.78                   29.29                    30.19

     1/1/2008             3/31/2008                34.56                   24.38                    29.1
     4/1/2008             4/25/2008                31.77                   27.08                    30.59


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Citigroup Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day            Period-End
                                                Price of the            Price of the          Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock         the Reference
       Date                 Date                   in ($)                  in ($)               Stock in ($)
       ----                 ----                   ------                  ------               ------------
     4/1/2004             6/30/2004                52.88                   44.83                    46.5
     7/1/2004             9/30/2004                47.47                   42.99                    44.12
    10/1/2004            12/31/2004                49.06                   42.1                     48.18

     1/1/2005             3/31/2005                49.99                   44.05                    44.94
     4/1/2005             6/30/2005                48.14                   43.8                     46.23
     7/1/2005             9/30/2005                46.81                   42.91                    45.52
    10/1/2005            12/30/2005                49.76                   44                       48.53

     1/1/2006             3/31/2006                49.58                   44.81                    47.23
     4/1/2006             6/30/2006                50.72                   47.15                    48.25
     7/1/2006             9/29/2006                50.35                   46.22                    49.67
    10/1/2006            12/29/2006                57                      48.83                    55.7

     1/1/2007             3/31/2007                56.28                   48.05                    51.34
     4/1/2007             6/30/2007                55.55                   50.41                    51.29
     7/1/2007             9/30/2007                52.97                   44.66                    46.67
    10/1/2007            12/31/2007                48.95                   28.8                     29.44

     1/1/2008             3/31/2008                29.89                   17.99                    21.42
     4/1/2008             4/25/2008                26.65                   22.18                    26.60


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  Monsanto Co.
                                    (01 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day            Period-End
                                                Price of the            Price of the          Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock         the Reference
       Date                 Date                   in ($)                  in ($)               Stock in ($)
       ----                 ----                   ------                  ------               ------------
     4/1/2004             6/30/2004                19.25                   15.68                    19.25
     7/1/2004             9/30/2004                19.05                   17.075                   18.21
    10/1/2004            12/31/2004                28.22                   17.625                   27.775

     1/1/2005             3/31/2005                32.51                   25                       32.25
     4/1/2005             6/30/2005                34.4                    27.755                   31.435
     7/1/2005             9/30/2005                34.615                  27.8                     31.375
    10/1/2005            12/30/2005                39.925                  28.19                    38.765

     1/1/2006             3/31/2006                44.18                   39.095                   42.375
     4/1/2006             6/30/2006                44.88                   37.905                   42.095
     7/1/2006             9/29/2006                48.45                   40.925                   47.01
    10/1/2006            12/29/2006                53.49                   42.75                    52.53

     1/1/2007             3/31/2007                57.08                   49.1                     54.96
     4/1/2007             6/30/2007                68.81                   54.34                    67.54
     7/1/2007             9/30/2007                86.9                    58.5                     85.74
    10/1/2007            12/31/2007               116.25                   82.51                   111.69

     1/1/2008             3/31/2008               129.28                   90.5                    111.5
     4/1/2008             4/25/2008               132.36                  104.60                   125.48


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Cisco Systems Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day            Period-End
                                                Price of the            Price of the          Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock         the Reference
       Date                 Date                   in ($)                  in ($)               Stock in ($)
       ----                 ----                   ------                  ------               ------------
     4/1/2004             6/30/2004                24.83                   20.68                    23.7
     7/1/2004             9/30/2004                23.68                   17.53                    18.1
    10/1/2004            12/31/2004                20.35                   17.8                     19.32

     1/1/2005             3/31/2005                19.61                   17.13                    17.89
     4/1/2005             6/30/2005                20.25                   17.0098                  19.08
     7/1/2005             9/30/2005                20.23                   17.2999                  17.92
    10/1/2005            12/30/2005                18.1202                 16.83                    17.12

     1/1/2006             3/31/2006                22                      17.179                   21.67
     4/1/2006             6/30/2006                22.0001                 19.08                    19.53
     7/1/2006             9/29/2006                23.53                   17.1                     22.98
    10/1/2006            12/29/2006                27.96                   22.8                     27.33

     1/1/2007             3/31/2007                28.99                   24.82                    25.53
     4/1/2007             6/30/2007                28.48                   25.31                    27.85
     7/1/2007             9/30/2007                33.38                   27.79                    33.1299
    10/1/2007            12/31/2007                34.24                   26.82                    27.0699

     1/1/2008             3/31/2008                27.3                    21.77                    24.09
     4/1/2008             4/25/2008                26.29                   22.91                    25.60


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Paccar Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day            Period-End
                                                Price of the            Price of the          Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock         the Reference
       Date                 Date                   in ($)                  in ($)               Stock in ($)
       ----                 ----                   ------                  ------               ------------
     4/1/2004             6/30/2004                26.9778                 22.6667                  25.7733
     7/1/2004             9/30/2004                30.7778                 23.5333                  30.72
    10/1/2004            12/31/2004                36.1867                 27.5556                  35.7689

     1/1/2005             3/31/2005                36.1689                 30.4444                  32.1733
     4/1/2005             6/30/2005                32.9067                 28.3733                  30.2222
     7/1/2005             9/30/2005                34.0489                 29.4267                  30.1733
    10/1/2005            12/30/2005                32.7067                 28.1333                  30.7689

     1/1/2006             3/31/2006                33.3644                 30.1244                  31.3244
     4/1/2006             6/30/2006                36.84                   30.9067                  36.6133
     7/1/2006             9/29/2006                39.2667                 33.9333                  38.0133
    10/1/2006            12/29/2006                46.1667                 37.7867                  43.2667

     1/1/2007             3/31/2007                52.1533                 42.1533                  48.9333
     4/1/2007             6/30/2007                61.5267                 48.4867                  58.0267
     7/1/2007             9/30/2007                65.7533                 48.02                    56.8333
    10/1/2007            12/31/2007                58.9467                 46.15                    54.48

     1/1/2008             3/31/2008                55.54                   41.1375                  45
     4/1/2008             4/25/2008                50.41                   44.16                    46.74


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                     KeyCorp
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day            Period-End
                                                Price of the            Price of the          Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock         the Reference
       Date                 Date                   in ($)                  in ($)               Stock in ($)
       ----                 ----                   ------                  ------               ------------
     4/1/2004             6/30/2004                32.27                   28.23                    29.89
     7/1/2004             9/30/2004                32.02                   29                       31.6
    10/1/2004            12/31/2004                34.5                    31.35                    33.9

     1/1/2005             3/31/2005                34.05                   31                       32.45
     4/1/2005             6/30/2005                33.8                    31.52                    33.15
     7/1/2005             9/30/2005                35                      31.65                    32.25
    10/1/2005            12/30/2005                34.05                   30.1                     32.93

     1/1/2006             3/31/2006                37.67                   32.9                     36.8
     4/1/2006             6/30/2006                38.31                   34.24                    35.68
     7/1/2006             9/29/2006                38.15                   34.48                    37.44
    10/1/2006            12/29/2006                38.63                   35.73                    38.03

     1/1/2007             3/31/2007                39.9                    35.94                    37.47
     4/1/2007             6/30/2007                38.96                   34.15                    34.33
     7/1/2007             9/30/2007                37.09                   31.38                    32.33
    10/1/2007            12/31/2007                34.05                   21.04                    23.45

     1/1/2008             3/31/2008                27.23                   19                       21.95
     4/1/2008             4/25/2008                25.23                   22.18                    24.34


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

     We expect that delivery of the Notes will be made against payment for the Notes on or about April 30, 2008, which is the third (3rd) business day following the Pricing Date (this settlement cycle being referred to as "T+3"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.

Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated February 28, 2008 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.


Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated February 28, 2008, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

               No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.


                                   $34,943,000





                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                            Reverse Convertible Notes




                           As Amended on May 12, 2008